As filed with the Securities and Exchange Commission on January 11, 2000

SEC Registration No.

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIEW SYSTEMS, INC.
(Name of issuer in its charter)

Florida (State of Incorporation)	5045 (Primary (Primary Standard Industrial Classification Code Number)	59-2928366 (I.R.S. Employer Identification No.)

925 West Kenyon Avenue, Suite 15
Englewood, Colorado 80110
(303)783-9153
(Address and telephone number of registrant's principal executive offices)

9693 Gerwig Lane, Suite O
Columbia, Md. 21046
(410)290-5919
(Address and telephone number of principal place of business)

Gunther Than, President & CEO, View Systems, Inc.
925 West Kenyon Avenue, Suite 15
Englewood, Colorado 80110
(303) 783-9153
(Name, Address and telephone number of agent for service)

With Copy To:

Andrew L. Jiranek, Esq., VP & General Counsel, View Systems, Inc.
9693 Gerwig Lane, Suite O
Columbia, Md. 21046
(410) 290-5919

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

Calculation of Registration Fee

Title and Par Value of each class of securities to be registered[1] (Maximum)	Amount to be registered[2]	Proposed maximum aggregate offering price per share[3]	Proposed maximum offering price	Amount of Registration Fee

Common Stock, Par Value $.001	1,691,727	$5.00	$8,458,635	$2,233.07

Common Stock, Par Value $.001, Issuable Upon Exercise of the Warrants	454,000	$5.00	$2,270,000	$599.28

Total Registration Fee				$2,832.35

1
This registration statement covers the resale by certain Selling Shareholders of up to an aggregate of 1,000,000 Shares of Common Stock, par value $0.001, of the Company, 606,000 shares of which were previously acquired by the Selling Shareholders, and 454,000 shares of which may be acquired by certain of the Selling Shareholders upon the exercise of Warrants.
2
If there is a stock split, stock dividend or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered hereunder will automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (g).

PROSPECTUS

This Prospectus is part of a Registration Statement filed with the SEC and other government oversight agencies. We may not sell these securities until the Registration Statement has been reviewed by these government oversight agencies and is effective. However, information in this Prospectus is not complete and we may change it before the Registration Statement becomes effective. Any change may delay the effective date. This Prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 11, 2000

VIEW SYSTEMS, INC.

    a Florida corporation
2,145,727 shares of Common Stock
$5.00 per share

    This is our first public offering of stock. We are currently fully reporting to the SEC under the Securities Exchange Act of 1934, as amended. Our Common Stock is currently quoted on the NASD Electronic Bulletin Board and traded Over-the-Counter ("OTC"). This offering covers a maximum of 1,000,000 of our Shares of Common Stock (the "Shares") and a maximum of 1,145,727 Shares owned by certain Selling Shareholders. The initial public offering price is being estimated at $5.00 per Share at this time; however, we will adjust the offering price through an amendment to this Prospectus before we accept offers to purchase Shares. The price amendment will be based on market conditions existing at the time of amendment. We will not be responsible for the sale of the Selling Shareholders' 1,145,727 Shares and we will not receive any of the proceeds from the sale by the Selling Shareholders; however, we will receive the exercise price with respect to the exercise of the Warrants to purchase Shares. The use of the proceeds from the sale of the Company's shares and exercise of the Warrants is described below in the "Use of Proceeds" section. We are registering the Shares, including the Shares acquired upon exercise of the Warrants, of the Selling Shareholders pursuant to certain registration rights and contracted obligations incurred by the Company. The Shares of the Selling Shareholders being registered were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended.

    This offering is not underwritten; instead, as to our Shares included in this offering, we are selling through our officers, without compensation to them, on a 50,000 shares minimum "all or none", 1,000,000 maximum "best efforts" basis until 90 days from the effective date, which period may be extended up to 180 days at our option. An indeterminate number of the Shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, Inc., and who will be paid up to a 10 per cent commission on sales they make. No allowance has been made for such commission in the above table. The expenses of this offering are estimated to be $50,000, including legal and accounting fees, Blue Sky fees of various states, printing, EDGARizing, mailing, and miscellaneous items. The proceeds from the sale of our Shares will be escrowed until we have sold the designated minimum number of shares (50,000) under this offering. If the minimum amount of shares is not sold, the escrowed proceeds will be returned promptly without interest or deduction. The common stock underlying the Warrants will be sold as part of this offering only if the Warrant Holders exercise the Warrants. The purchase of shares in this offering is subject to a high degree of risk. You should not purchase the shares unless you can afford a total loss of your purchase price.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Offering Price	Proceeds to the Company[4]
Per share	$5.00	$4.95
Total Minimum (escrow)	$250,000	$200,000
Total Maximum (escrow)	$5,000,000	$5,858,000
4
The proceeds to us from the sale of the Shares in this Offering do not include the proceeds from the sale of the Shares of the Selling Shareholders; however, we will receive proceeds from exercise of the Warrants.

    UNTIL 90 DAYS AFTER THE DATE OF THE PROSPECTUS ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The Selling Shareholders are offering and selling the Shares only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of the delivery of the Prospectus or any sale of the Shares

    AVAILABLE INFORMATION.  We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), and, accordingly, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1026, 450 Fifth Street NW, Washington, DC 20549, at the Commission's regional offices located at 7 World Trade Center in New York, New York 10007, at the Klucynski Building, 230 Fourth Dearborn Street, in Chicago, Illinois 60604 and at 5757 Wilshire Boulevard, Los Angeles, California 90024. Copies of such material also may be obtained from the Public Reference Section of the Commission, 450 Fifth Street NW, Judiciary Plaza, Washington, DC 20549 at prescribed rates and are also available on the Commission's web site at www.sec.gov.

    ADDITIONAL INFORMATION.  We have filed a Registration Statement with the Commission under the Securities Act with regard to the Securities offered hereby. The Prospectus does not contain all of the information set forth in the Registration Statement and in the Exhibits and Schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to such Registration Statement and the Exhibits and Schedules thereto. The Registration Statement and any amendments thereto, including Exhibits filed as a part thereof, are available for inspection and copying as set forth above. We intend to distribute Annual Reports containing audited financial statements to our Shareholders.

Table of Contents
Part I

PROSPECTUS SUMMARY INFORMATION

The Company

    Effective October 13, 1999, we became a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. We are up to date on all of our required filings under the Securities Exchange Act of 1934, as amended. Our stock is currently quoted on the NASD Electronic Bulletin Board under the symbol VYST and traded Over-the-Counter. We operate out of executive offices at 925 West Kenyon Avenue, Suite 15, Englewood, Colorado 80110 and engineering design and production facilities at 9693 Gerwig Lane, Suite O, Columbia, Maryland 21046. Our phone number at our executive offices is (303) 783-9153 and our phone number at our principal place of business in Columbia, Maryland is (410) 290-5919. We operate on a calendar year fiscal year, ending December 31, 1999. The person to contact in respect to this offering is Gunther Than, at our executive offices. Our World Wide Web site is www.viewsystems.com.

    Our products are produced by our wholly owned subsidiary, Eastern Tech Manufacturing Corp. (ETMC), which maintains strict quality control standards and a shop floor of approximately 8,000 square feet. In addition to manufacturing View's products, ETMC provides contract manufacturing services to producers of electronic products, including medical devices, communications hardware, cruise missile connector assemblies, and guidance systems. ETMC also offers complementary engineering design and test services.

    We distribute and support our products through an extensive network of value added resellers, OEMs, sales representatives and strategic partners.

Our Business

    We develop and produce digital closed circuit television (CCTV) systems. Our devices capture, digitize, archive and transmit event triggers, images and sound. The capture, transmission and archiving components of these systems are digital, as opposed to analog. Our systems permit people, places and activities to be remotely monitored and the events, images and sound captured by cameras, recorders and other sensing devices such as motion detectors to be stored on computer hard disk. We have been improving the quality of the video, refresh rates and storage capabilities of our digital systems through engineering work, including, without limitation, innovative compression software routines. We are continuously adding features to our systems that are expanding the capabilities historically associated with current CCTV systems, making our systems better and more cost effective. Many features and benefits are associated with our new generation of CCTV systems such as motion, sound, and heat sensing devices that then trigger our products to begin recording video output from cameras, set off alarms, lock doors or other actions.

    Current security and surveillance systems are labor intensive and require a high level of continued dollar and time investment to maintain. The most common device used to record video in a CCTV system is the VCR which demands frequent cleaning of the recording and playback heads to maintain quality, has stretchy tape which degrades and breaks when reused too many times and must be reviewed sequentially and manually when searching for specific events and occurrences. We produce a digital VCR replacement device whose new technology avoids these problems, thereby, significantly enhancing the functionality of a CCTV system.

    We recently completed three strategic acquisitions that have added complementary products, enhanced engineering design and added greater production and servicing capability. On October 6, 1998, we acquired all of the outstanding stock of RealView Systems, Inc. ("RealView"), through an exchange of shares. RealView had developed an image acquisition and redisplay software program for use in the real estate market. The management of RealView had achieved limited sales of this software program. RealView's software program used some innovative image compression techniques, which we believed we could further develop for use in View Systems' products. In addition, RealView has a license agreement with a related company, View Technologies, Inc., to license its compression software for use in non-medical markets. RealView had relationships with scientists that we believed we could employ for the Company's benefit.

    On February 25, 1999, we acquired all of the stock of Xyros Systems, Inc., a privately held company, through a share exchange. Xyros had developed a line of products called the RM-1600, which permitted remote monitoring and storage of images captured by video cameras. Xyros's products had superior engineering that we thought we could improve. Due to the fact that its resources were spent substantially on research and development, prior to its acquisition, Xyros had limited revenues from the sale of its products and had an accumulated earnings deficit of $91,155.00 through December 31, 1998. We absorbed much of the Xyros staff and all Xyros intellectual property, integrating the engineering from the RM-1600 products into the SecureView™ line of products.

    On May 25, 1999, we acquired all of the stock of ETMC through a share exchange and cash payments or guaranties of cash payments to or for the benefit of ETMC's sole shareholder, Larry Seiler. ETMC is a manufacturer of electronic hardware components and assemblies and had been operating in excess of 15 years. ETMC provides us with a captive manufacturer, as well as additional assets and revenues. ETMC is implementing a quality control plan that is in compliance with the requirements of ISO 9002. ETMC has consistently maintained high quality control standards in its contract production work for large commercial and governmental entities while maintaining certification under MIL-I-45208 and MIL-STD-2000. Through the acquisition of ETMC, we enhanced our capacity to fill large orders, to better control quality, to manage our inventory, and to service our products. As a result, we are in an excellent position to produce, deliver and support an industry leading set of digital based closed circuit television CCTV systems to a market that is large and growing.

Our Products and Services

    Our products utilize digital technology and the power of telecommunications. Our systems are computer based, and, as such, are capable of doing much more than traditional surveillance systems, commonly referred to as analog CCTV systems. Our products are programmed to trigger certain actions based on events occurring in an observed area and can be linked to other computer-based functions, such as calling security or law enforcement personnel and storing images of these events. Our systems can integrate to other existing security systems, providing the customers with better overall security solutions for their home or businesses.

    The functionality of our systems, based on our new digital technology, provides a marked advancement over traditional non-digital surveillance systems. Our systems allow remote access to video at an affordable price. Moreover, the systems make recording activity in a surveillance area less cumbersome and more cost effective. Unlike traditional analog CCTV systems, with our systems customers don't have to work with VCR recorders that record images which degrade over time and require ongoing, expensive cleaning and maintenance, which is labor-intensive for the system operator.

    Our systems are Internet enabled, making them ideal for providing low cost, multiple user access to a surveillance area. As the use of the internet grow, these products will provide users with the ability to check on their loved ones in a nursing home or day care facility with a click of a button.

    ETMC, in addition to producing View's products, also manufactures electronic components, assembles the components into finished products and provides bench-testing services to a variety of other companies. This enhances and broadens View's base of revenue to a more diversified market.

Our Market

    Surveillance systems have gained increased acceptance as an important part of an overall security system. Historically, the technology for surveillance systems consisted of the analog CCTV system. The Company's digital technology provides an enhanced capability to manage CCTV systems, as well as adding features to the system's capability, which was simply not feasible with analog CCTV systems. Because the world has become a less predictable, more dangerous place, as evidenced by such things as the Columbine High (in Denver, Colorado) shootings, and because of enhanced functionality created by digital systems, the current demand for CCTV systems is growing rapidly. We have developed products that give us an excellent opportunity for capturing significant market share of an estimated $1,600,000,000 annual market for replacement of VCR recording devices, and additionally a percentage of the $2,000,000,000 annual market for new CCTV systems, which market is increasing at a rate of 13 - 17% annually.

    The VCR replacement device we are developing, ViewStorage™, offers a solution to the customer that does not want to completely replace its existing CCTV system. It can be retrofitted to existing analog CCTV systems to enhance legacy system functionality and replace current VCR recorders. We have identified the following markets for our products and are now pursuing them with increasing success: (1) commercial and industrial users; (2) residential users; (3) federal, state and local law enforcement agencies; (4) private security and guard companies. We are servicing these markets through a network of value-added resellers, OEMs and strategic partners.

Competition

    Although there are a number of very large, and well-financed players in the CCTV market, we have a window of opportunity to enter the market and quickly capture a significant market share. The introduction of digital technology to CCTV systems marks a paradigm shift in the engineering for CCTV systems and security systems, in general. Digital technology is computer based, and, as such, has required a wholly different set of protocols, standards and compatibility issues than do current legacy security systems, which are analog by nature. The engineering departments at the companies that historically have been market leaders in the CCTV market are not as experienced at developing products on a digital platform. As a result, we believe they have not been successful in introducing digital technology to their CCTV product offerings. As a company that is first and foremost a digital technology company, we have taken advantage of our expertise gained from past work on computer platforms to quickly develop a superior, more economical, digital CCTV product line. The superior functionality of our digital products is being validated through comparative engineering tests being conducted by large security system integrators, and these players are moving aggressively to carry our product lines.

The Offering

Shares of Common Stock offered by the Selling Shareholders (Maximum)	1,145,727	[5]
Shares of Common Stock offered by the Company (Maximum)	1,000,000
Common Stock outstanding after the offering	8,686,930	[6]
Common Stock owned by the Selling Shareholders after the offering	584,333	[7]
Use of Proceeds	See "Use of Proceeds."
NASD Electronic Bulletin Board symbol	VYST

We are required to register 691,727 shares of common stock and 454,000 shares of common stock underlying the Warrants under this Prospectus for the benefit of the Selling Shareholders.

Based on 7,232,930 Shares of Common Stock outstanding as of the date of this Prospectus. Excludes 504,860 shares of Common Stock subject to outstanding options granted under employee stock options, of which 403,860 were Exercisable as of December 31, 1999. This total also presumes the exercise of the Warrants by the Warrant Holders and the sale of the underlying shares of common stock upon exercise of the Warrants in this Offering.
7
Assumes the matters set forth in footnotes 1 and 2 and the sale by the Selling Shareholders of all the Shares.

SUMMARY FINANCIAL INFORMATION

    Set forth below is our summary financial information for the years ended December 31, 1997, and 1998, and for the nine months ended September 30, 1999. The summary financial information should be read in conjunction with the financial statements included elsewhere in this Prospectus and are qualified in their entirety by these statements.

	Nine Months Ended September 30, 1999	Year Ended December 31, 1998

Operations
Sales and other income	$194,491	$31,438
Gross profit	40,423	10,547
Total expenses	2,034,003 [8]	254,104
Net loss	(1,993,580)	(243,557)
Net loss per share	(0.36)	(0.06)
Financial Position
Current assets	278,225	191,735
Current liabilities	436,838	270,986
Current ratio	0.64	0.71
Total assets	1,286,432	275,070
Stockholders' equity	849,594	4,084
Book value per share	0.12	0.00

The Company's total expenses for the nine months ended September 30, 1999, include a $1,242,333 expense adjustment due to compensation paid through the issuance of common stock to key employees and consultants of the Company.

RISK FACTORS

    The securities offered involve a high degree of risk. You should purchase them only if your can afford to lose the total amount of your investment. If you are considering a purchase of these shares, you should carefully evaluate the following risk factors and all of the other information in this Prospectus, including the financial statements.

    We are Dependent on the Proceeds of This Offering.  We have not engaged in all the expanded operations envisioned by our current business plan. We achieved first material revenues in the third quarter ended September 30, 1999. Although we are experiencing rapid growth in sales in our SecureView™ product line, we have not yet become profitable. We still have some further development work to do on our SecureView™ line of products and are developing our service offerings, including, namely, design engineering and development services, and expanded manufacturing services. We are not certain we will be successful in overcoming the risks of development in order to advance above these stages. As an emerging enterprise, we are subject to risks management has not anticipated. Much of the software we have developed and/or licensed for compressing the size of digital image files requires further development and optimization in the order to be commercially useful.

    We Have a Limited Operating History and A History Of Losses.  We incorporated in Florida in 1989. For almost 10 years, our operations were dormant. In July 1998, our common stock was approved for quotation on the NASD Electronic Bulletin Board, and in October 1998, began active business operations. Sales of the Company's products and services have been activated through corporate acquisitions. Although we are selling our SecureView™ line of products through a network of value-added resellers, sales representatives, OEMs and strategic partners, sales of the Company's SecureView™ products have been limited to date. The Company has not yet finished engineering development on all of the products envisioned in its business plan and can not predict with any certainty what the market acceptance and revenues of these products will be. To date, the Company has gained limited sales in the market for security and surveillance products due to the lack of funding and market exposure. We may encounter financial, managerial, technological or other difficulties as a result of our lack of operating history. Although we anticipate our operating revenue will increase in the future, we cannot guarantee that our revenues will exceed our operating expenses. We recorded operating losses of $1,993,5819 and $114,673 for the nine months ended September 30, 1999, and 1998, respectively. We have not yet been profitable. In view of our operating losses, we cannot be certain that we will be able to achieve profitability on either an annual or quarterly basis.

9 This includes recognition of a $1,242,333 expense item resulting from the grant of equity to employees and consultants in lieu of, or in addition to, wages.

    Our Quarterly Results Could Fluctuate.  Our quarterly operating results in the future may vary significantly, depending on factors such as revenue from our sales of the SecureView™ line of products, the timing of our new product and service announcements and launches, market acceptance of new and enhanced versions of our products (if any), changes in our operating expenses, failure to effectively manage our inventory levels, changes in our business strategy, and general economic factors. We have limited or no control over many of these factors. Our quarterly revenues will also be difficult to forecast because the markets for our products and services are evolving and our revenues in any period could be significantly affected by new product announcements and product launches by our competitors, as well as by alternative technologies. Variations in timing of sales may cause significant fluctuations in future operating results. In addition, because a significant portion of our business may be derived from orders placed by a limited number of large customers, the timing of such orders can also cause significant fluctuations in our operating results. Anticipated orders from customers may fail to materialize. Delivery schedules may be deferred or cancelled for a number of reasons, including changes in specific customer or international economic conditions. The adverse impact of a shortfall in our revenues may be magnified by our inability to adjust spending to compensate for such shortfall. As a result of these factors and other factors, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of our stock. Period-to-period comparisons of our results of operations will not necessarily be meaningful for the foreseeable future.

    Investors Should Consider The Impact of "Penny Stock" Regulations.  If the market price of our shares falls below $5.00, the sale of those shares would be regulated by certain "penny stock" rules adopted by the Securities and Exchange Commission. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national exchanges or listed on the NASDAQ system). Currently, our stock is a "penny stock" within the meaning of Rule 15g-9 and the Penny Stock Reform Act of 1990; however, we expect to remove it from this designation upon successfully gaining a listing of our stock on the NASDAQ system. The penny stock rules require a broker-dealer prior to a transaction in a penny stock not otherwise exempt from the rules to deliver a risk disclosure document that provides information about the nature and level of risk in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer, and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity and the secondary market for a security that becomes subject to the penny stock rules. If the shares become subject to penny stock rules, investors in this Offering may find it more difficult to sell their shares.

    We Are Subject to Intense Competition.  The development and marketing of digital video storage and surveillance products is highly competitive. Many of our competitors have competitive advantages, including established positions in the market, brand name recognition, greater financial, technical, marketing and managerial resources and established strategic alliances. Further, our competitors may succeed in developing products or technologies that are more effective than ours, or that make our products and technologies obsolete. The market for our products may not develop and be as large as we anticipate, with customers gravitating to product solutions that we do not produce. In addition, an end user of our products can choose CCTV systems that are analog in nature and can be configured to provide many of the same solutions as products produced by us. We believe the digital technology inherit in our products has major advantages over the analog CCTV technology. However, customers may be slow to accept this newer digital technology because of its lack of a proven track record. Many of our competitors, such as Javelin, Prism, Telesite and Sensormatic are better financed and more entrenched in the market than us, with superior distribution channels. Further, some of these competitors produce a more comprehensive product line that may give them an advantage in selling products competitive to ours. We believe that our products offer better functionality and higher quality video than our competitors' products, but there is no assurance that the market will share this belief.

    We May Not Be Able to Protect Our Proprietary Intellectual Property Rights.  Our ability to compete effectively in our markets will depend, in part, on our ability to protect the proprietary nature of our technology through copyright, trademark or patent applications, agreements with third parties, including license and confidentiality agreements, and trade secret policies and procedures. We have applied or are applying, as the case may be, for both copyright protection for the designs integrated into our products and trademark protection for some of the trade identifiers for our products. We have also taken steps to keep the designs for our products confidential, protected trade secrets. Toward this end, our normal policy is to enter into confidentiality agreements with our business partners, employees, contractors and others. We have also instituted steps in our operations to make sure our designs are kept confidential. In addition, although we have not applied for patent protection at this time, we plan to apply, where appropriate, for patent protection of some of our intellectual property. While we have taken actions to protect our proprietary assets, no complete protection is ever available. The agreements that we enter into with third parties may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information. If employees or collaborators develop products independently that may be applicable to our products under development, disputes may arise about ownership of proprietary rights to those products. Those products will not necessarily become our property, but may remain the property of those persons. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights. Our failure to obtain or maintain intellectual property protection, for any reason, could have a material adverse effect on our business, financial position and results of operations. Investors in this Offering will have to make a judgment upon the experience and abilities of our management and employees as opposed to any valuation based on our intellectual property. Competition in our markets is intense and our competitors may independently develop or obtain patents on technologies that are substantially equivalent or superior to our technology. We could incur substantial costs in defending intellectual property infringement lawsuits brought by others and in prosecuting intellectual property lawsuits against third parties who may infringe our rights. Intellectual property rights, by their nature, are uncertain and involve complex legal and factual questions. We may unknowingly infringe on the proprietary rights of others and may be liable for our infringement, which could cost us significant amounts. We are not aware of any third party intellectual property rights that would prevent our use of our technology, although rights of that type may exist. If we infringe on the intellectual property of another party, we could be forced to seek a license to those intellectual property rights or alter our products or processes so they no longer infringe on the rights of the third party. If we are required to obtain a license to another party's proprietary rights, that license could be expensive, if we could obtain it at all.

    An Investor's Purchase of Stock In This Offer Will Be Subject To Dilution And There Will Be Disparity in Price Paid for Shares. To attract and retain management to operate and grow, we have instituted a number of executive compensation plans under which we have granted restricted stock or stock options to employees and key contractors for continued service in the Company. We have granted 706,000 shares under our restricted share plan to key personnel. We paid our Chief Executive Officer, Gunther Than, 300,000 shares of stock in exchange for a restrictive non-compete covenant and other concessions contained in a binding employment agreement, and awarded Mr. Than 250,000 shares and an option to purchase an additional 250,000 shares for $2 per share. We are receiving substantial value for issuing these shares from Mr. Than and the other key personnel to which we have issued shares in exchange for services and incentives, and would not be able to build significant shareholder value without this investment. Without assigning a value to these services and incentives gained from issuing this stock, the basis of the key personnel in this stock is less than $.01 per share, as compared with the offering price. Our management, including directors and officers own 2,427,640 shares of the Company's common stock which they either received as executive compensation or received when the Company acquired a company in which they held founder shares, which were acquired for less than $.01 per share. Depending on the amount of the proceeds from this offering, significant dilution will be experienced by new investors.

    We Cannot Assure The Payment of Dividends.  We have never paid dividends. There can be no assurance that sufficient funds will be available to pay dividends. We have no intention of paying dividends at this time because we do not have sufficient funds to pay dividends; however, this is subject to reconsideration by the Company's Board of Directors. We intend to use profits, if any, to expand operations and to further develop operations, instead of using such funds for dividend purposes.

    We Have Arbitrarily Established The Offering Price for Our Securities.  We have determined the offering price of our shares based on our estimate of the Company's earnings potential over the next five years. We make no representations that we will generate such earnings and there can be no assurance as to when we will generate such revenues and earnings, if ever. The offering price is largely arbitrary and does not necessarily reflect our asset value, net worth, present earnings, cash flow or any other established criteria of value. The offering price of our shares may or may not be an indication of their value or the value of the Company or their future value or the future value of the Company.

    We Depend on Management and Other Key Personnel.  We depend on the efforts and abilities of our officers, directors and certain key employees. If we lose the services of one or more of those persons, that loss could have a material adverse effect on our operations. Our continued success will be dependent upon our ability to hire, train and continue to retain qualified personnel to serve on our staff. We do not presently have key man insurance on our executives, although we plan to acquire such insurance soon. Our President & CEO, Gunther Than, has held management positions with large corporations with responsibilities for computer systems. Our Senior Vice President for Corporate Development, Bruce Lesniak, has held senior management positions with ADT Security Systems, which is a division of Tyco Corp., and is generally regarded as the largest security systems integrator and servicer in the U.S. and one of the largest abroad. David Bruggeman, our Vice President for Engineering, and John Curran, our Vice President of Manufacturing, have held management positions with large electronic product and assembly companies. Prior to joining the Company, Andrew Jiranek, our Vice President, Secretary and General Counsel, was corporate counsel to several large corporations producing electronic components and offering computer systems integration services. Thus, our management has substantial experience in related industries and have demonstrated success within these industries; however, there can be no assurance that they will be able to duplicate that success in this company and in this rapidly developing market and industry.

    The Board of Directors and Management's Liability to the Company and Its Shareholders for Monetary Damages Is Limited. The Board of Directors and Officer's liability to the Company and its shareholders for errors in judgment and for other acts or omissions is limited by the Articles of Incorporation of the Company. In addition, the Articles of Incorporation of the Company provide for indemnification of the Directors and Officers of the Company by the Company for certain liabilities. Consequently, shareholders will have limited rights of action against the Officers and Directors of the Company. We do not currently provide liability insurance for our officers and directors.

    We Are Controlled by Existing Shareholders and There Is A Possibility of Lack of Independence by Directors. The Chairman of the Board of Directors is Gunther Than, who is also the President and CEO of the Company. Mr. Than is also the largest shareholder of the corporation, owning, together with his wife, 27% of the corporation's stock and, therefore, has considerable control over the election of directors. There are three (3) other board members, and they are independent. Shareholders must expect that Board decisions could be self-serving. Following the results of this Offering, Management, including officers and directors, and existing shareholders will continue to exercise substantial control over the Company.

    We Could Experience Delay in Payments From Our Customers.  We are dependent upon reasonably prompt payments from our customers to include large commercial businesses, government bodies and other contracted parties. Delays or disputes may materially affect our cash flow and place our operations in substantial jeopardy. We are not certain we can obtain bank lines of credit for financing receivables, if needed, or that the terms of such credit would be reasonable or affordable.

    We Are Subject to Risks From Government Regulation.  We expect to be subject to a variety of governmental jurisdictions and numerous regulations that stem from proposed activities in surveillance. Security and surveillance systems, including cameras, raise privacy issues. Our products involve both video and audio, and add features for facial identification, and the regulations regarding the recordation and storage of this data are uncertain and evolving. In addition, the systems are intended to function as security devices, and their malfunction may trigger liability concerns. Our efforts that are required to comply with existing regulations and avoid liability are further compounded by the fact that such regulations are being imposed, in part, by government agencies who are in the process of formulating regulations and controls. We cannot predict the extent to which our revenue and operations will be affected by such activity until contracts have actively been secured and applicable regulations specified.

    Market Acceptance of Our Products is Uncertain.  Based on our market research, we believe that there is great market demand for the SecureView™ line of products, including our VCR replacement devices. However, we have received limited sales of these products to date. We believe our Internet enabled, web-based CareView product will provide a much-needed service to day care centers and assisted living centers for senior citizens. We further believe that the products we are developing for the low-end market, which permits remote access to cameras, will have mass appeal in the retail market through such distribution points as CompUSA and BestBuy. We are spending significant engineering resources to design, develop and test these systems. There is no assurance that the markets will develop as we anticipate. Further, there is no assurance that we will be able to recoup our design, development and production expenses out of these products. In addition, we are devoting resources to developing the additional capability to provide design-engineering services out of our ETMC subsidiary. While our market research indicates that there is great demand for these types of services, the competition for this business is significant, and there is no assurance that ETMC will be able to compete effectively and establish itself in this market.

    Certain Stockholders Have Voting Control.  Stockholders of the Company are not entitled to cumulative voting rights. Consequently the election of directors on all other matters requiring stockholder approval will be decided by majority vote, except as otherwise provided by law. Assuming all of the Shares offered hereby are sold, after the offering, present shareholders will own a majority of the outstanding Common Stock. Thus, such shareholders will be in a position to substantially control the election of our Board of Directors of the Company and the management and policies of our Company.

    The Future Sale of our Common Stock Could Pose Investment Risks.  The market price of our Common Stock could drop as a result of sales of the Common Stock (including the Shares) in the market after this offering, or the perception that such sales could occur. These factors could also make it more difficult for us to raise funds through future offerings of our Common Stock. There will be a total of 8,686,930 shares of Common Stock outstanding immediately after this offering, assuming the sale of all the Shares (and also assuming no exercise of outstanding options). In the summer of 1998, the Company had a number of stock splits, bringing its issued and outstanding shares to 2,000,000 shares, all of which became free trading pursuant to trades executed in compliance with Rule 144(k) of the Securities Act of 1933 and the Company's Form 211 filing pursuant to Rule 15c-211 of the Securities Exchange Act of 1934 and NASD Rule 6740. We issued 2,013,333 shares in connection with our acquisition of the stock of RealView Systems, Inc, which shares were restricted within the meaning of Rule 144 and we issued 666,667 shares of free-trading stock pursuant to our Rule 504 offering that closed February 8, 1999. We issued additional shares in connection with the February 25, 1999 acquisition of Xyros (150,000 shares) and the May 25, 1999 acquisition of ETMC (420,000 shares). Finally, we have issued restricted stock in connection with 2 Rule 506 offerings and 4 isolated investment transactions and we have issued warrants to 2 individuals and one company in exchange for services. Currently, we have a public float of 2,666,667 shares that are tradeable on the NASD OTC BB, and many issued and outstanding shares which are "restricted securities" as defined by Rule 144 promulgated by the SEC under the Securities Act, which restricted securities cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration. In general, under Rule 144 a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns restricted shares for a period of at least one year is entitled to sell within any three-month period shares equal in number to the greater of (I) 1 percent of the then-outstanding shares of Common Stock or (II) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the company. In addition any person (or persons whose shares are required to be aggregated) who is not, at the time of sale or during the preceding three months, an affiliate of the Company and who has beneficially owned restricted shares for at least two (2) years can sell such shares without regard to notice, manner of sale, public information or the volume limitations described above. Shares of Common Stock will be eligible for resale under Rule 144 after the other requirements of Rule 144 are met. The holding period is important because the subsequent sale of restricted Rule 144 securities may, at least temporarily, depress the market price of shares sold in this Offering. In addition, we have issued 706,000 shares under our Restricted Share Plan as a way of attracting and retaining executives and key personnel. These shares were issued under Rule 701 promulgated by the SEC, which sets forth an exemption for having to register shares under the 33 Act. In general, these securities may not be traded until 90 days following the time the Company becomes fully reporting under the Securities Exchange Act of 1934, which was October 12, 1999, for the Company. This Rule 701 holding period is important because the subsequent sale of restricted 701 securities may, at least temporarily, depress the market price of shares sold in this Offering. We cannot predict the effect, if any, that future sales of restricted shares of Common Stock or the availability of such Common Stock for sale will have on the market price of the Common Stock prevailing from time to time.

    Our Insurance May Not Cover All Future Liabilities.  We intend to carry commercial, general liability, and comprehensive insurance on our operations, including fire, liability, extended coverage, other casualty insurance and key man insurance. There may be risks that are uninsurable on terms that we believe to be economic. In addition, losses may exceed amounts on the policies.

    We May Have Problems As A Result of The Year 2000 Issue.  We have taken steps to ensure our systems are capable of properly utilizing dates beyond December 31, 1999 (the "Year 2000" issue). We are also seeking to work with our customers, suppliers and other service providers to ensure that their systems are Year 2000 compliant. Even though our internal systems are not materially affected by the year 2000 issue, we could be affected by disruptions in the operation of the persons and entities with which we interact or year 2000 disruptions that affect our customers There can be no assurance that customers or suppliers will successfully implement Year 2000 compliant systems and there is a worst case scenario in which our systems may be determined to be non-compliant because of the integration with non-conforming systems. In the event that numerous or significant customers or suppliers do not successfully implement Year 2000 compliant systems, our operations could be materially and adversely affected. We rely on computer systems, applications and devices in operating and monitoring all of the major aspects of our business, including financial systems (such as general ledger, accounts payable and payroll modules), customer service, networks and telecommunications equipment and end products. Despite our efforts to address the impact of year 2000 on our internal systems and operations, we may suffer a material disruption of our business, which could have a material adverse effect on our financial condition and results of our operations.

    Our Industry is Subject to Rapid Technological Change.  Our operating results will depend to a significant extent on our ability to successfully introduce our products and improve the SecureViewTM line of products. Digital video surveillance and security products, such as the SecureView line of products, are new to the market, they are replacing older analog CCTV systems, and they are evolving with the addition of security system features and the quality of the storage and transmission of the digital video. Accordingly, our ability to compete successfully in our markets will depend on a number of factors, including our ability to identify emerging technological trends within our markets, develop and maintain competitive products, enhance our products by adding innovative features that differentiate them from our competitor's products, bring products to market on a timely basis at competitive prices and respond effectively to new technological changes or new product announcements by others. We believe we will need to make continuing significant expenditures for research and development in the future. We may not be able to successfully develop new products or, if we do, the market may not accept those products. Computer technology is relatively new to the security industry, and, as such, the industry may be slow to adopt this technology, being unsure of its unproven nature. Therefore, there is a risk that there will be slower than anticipated market acceptance of the Company's digital technology.

    We are Controlled by Our Executive Officers and Directors.  Our executive officers and directors beneficially own approximately 40% of the Common Stock. After this offering, they will own over 30% of the Common Stock, even assuming the sale of all the Shares. As a result they will have substantial influence over our operations and on the outcome of matters submitted to our stockholders for approval. In addition, their ownership of such a large portion of the Common Stock could discourage the purchase of our Common Stock by potential investors, and could have an anti-takeover effect, possibly depressing the trading price of our stock.

    We Are Dependent On The Proceeds of This Offering And We Will Need Additional Capital. Based on our current expenditure rate, we believe we will need additional financing and the success of our business strategy will be dependent on our ability to access equity capital markets, borrow on terms that are financially advantageous to us, and realize sales revenue growth. We have no external source of financing and we have not received any commitment for any funds we may need in the future. We may not be able to obtain funds on acceptable terms. If we fail to obtain funds on acceptable terms, we may be forced to delay or abandon some or all of our business plans, which could have a material adverse effect. If we are unable to obtain additional capital, we also may not have sufficient working capital to finance acquisitions, pursue business opportunities or develop products. If we borrow money, we could be forced to use a large portion of our cash reserves to repay it, including interest. If we issue our securities for capital, your interest and the interests of the other then-current shareholders could be diluted.

    This Offering is a Best-Efforts, Minimum/Maximum Offering and We May Not Be Able To Sell The Maximum Amount of Shares. We are conducting this offering directly from the Company, without the assistance of an underwriter. We are seeking to sell a minimum of 50,000 shares or a maximum of 1,000,000 shares directly from the Company. In addition, the Selling Shareholders will have 691,727 of their shares and 454,000 of their shares after exercising the Warrants and will be selling their shares which could depress the share price of the stock and effect our ability to sell the maximum amount we are seeking to sell directly from the Company. To achieve all of the objectives of our business plan, we need to sell all 1,000,000 shares and the Selling Shareholders will need to exercise all of the Warrants. If we sell less than the maximum amount of shares, or the Selling Shareholder exercise less than the total amount of Warrants, we may not be able to achieve all of the objectives of our business plan and may be forced to cancel the offering and/or raise additional equity capital through sales of securities at prices less than the price shares are being sold in this offering.

    If We Discover Product Defects, We May Have Product-Related Liabilities That May Cause Us To Lose Revenues Or Delay Market Acceptance of Our Products. The hardware and software for our products are complex and may contain errors, defects and "bugs." We have detected those kinds of errors, defects and bugs in the past and have corrected them as quickly as possible. Correcting any defects or bugs we discover in the future may require us to make significant expenditures of capital and other resources. Despite our continuing tests, users may find errors or defects in our products that could cause additional development costs or result in delays in (or loss of) our market acceptance. Our products are sold into markets that are extremely demanding of robust reliable, fully functioning products. Therefore, delivery of products with production defects or reliability, quality or compatibility problems could significantly delay or hinder market acceptance of such products, which could damage our credibility with our customers and adversely affect our ability to retain our existing customers and to attract new customers. Moreover, such errors, defects or functional limitations could cause problems, interruptions, delays or a cessation of sales to our customers. Alleviating such problems may require significant expenditures of capital and resources by us. Despite testing by us, our resellers or our customers may find errors after commencement of commercial production, resulting in additional development costs, loss of, or delays in market acceptance, diversion of technical and other resources from our other development efforts, product repair or replacement costs, claims or the loss credibility with our current or prospective customers.

    Our Stock Price May Be Volatile.  In recent years the stock market in general, and the market for shares of high technology companies (such as ours) in particular, have experienced extreme price fluctuations. In many cases these fluctuations have been unrelated to the operating performance of the affected companies. The trading price of our Common Stock, including the Shares, may be subject to extreme fluctuations in response to both business-related issues (such as quarterly variations in operating results, or announcements of our new products or our competitors) and stock market-related influences (such as changes in analysts' estimates, the presence or absence of short-selling of our Common Stock and events affecting other companies that the market deems to be comparable to us). We are currently traded and quoted on the NASD OTCBB and our stock is thinly traded. As such, trades of relatively small amounts of shares can have a significant effect on our stock prices both up and down.

    This Prospectus Contains Forward-Looking Statements.  We have included forward-looking statements in this Prospectus, which are statements of events we expect to happen in the future. The forward-looking statements are based on our management's beliefs, as well as assumptions they have made based on currently available information. Words such as "anticipate," "believe," "estimate," "plan," "expect," "intend" and words or phrases of similar import, as they relate to us or our management, are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including, but not limited to, the following: the our ability to meet our cash and working capital needs, our ability to successfully market our products, and other risks detailed in our periodic report filings with the Securities and Exchange Commission. Actual results of our operations could differ materially from our historical results of operations and those discussed in the forward-looking statements and forward-looking statements should be read in light of these factors.

    We Have A Short Market History.  There has not been a large public market for our equity securities, although our Common Stock has traded on the over-the-counter market since July 1998. We intend to apply for listing on the NASDAQ National Market system. We do not know the extent to which investor interest in our stock will lead to the development of a substantial and active trading market or how liquid that market might be. Management based on their best estimate of our prospects at this time determined the offering price for the Shares arbitrarily. You may not be able to resell your Shares at or above the price you pay for your Shares.

    We Have an Unproven Product and We Operate in a Developing Market.  The SecureView line of products are based on digital technology which has undergone rapid advancement to the point where our products are just now providing real customer surveillance and security solutions. We have refined the basic inherit digital technology by adding additional functions and recently concluded the development of SecureView-4 which incorporates alarm inputs, outputs and relays. Our success will depend largely on our ability to refine and continue to develop the SecureView line of products. If the SecureView line of products does not achieve significant market acceptance and usage, our business, results of operations and financial condition could be materially and adversely affected. The market for analog CCTV systems is relatively mature; however, the introduction of digital technology is changing the marketplace for CCTV systems. As is typical of new and rapidly evolving markets, demand for (and market acceptance of) products and services that have been released recently or that are planned for future release are subject to a high level of uncertainty. If the markets for the SecureView line of products fail to develop, develop more slowly than we expect, or become saturated with products of other competitors, or if the SecureView line of products does not achieve market acceptance, our business, results of operations and financial condition could suffer. Our markets are highly dependent on dependable security systems that are not computer based. A number of critical issues concerning integration of computer systems into security systems, including security, reliability, capacity, costs, ease of use, access, quality of service and acceptance of advertising remain unresolved and may retard the growth of digital video security and surveillance products.

    We are Dependant on the Continued Adoption of Networks, Both Intranet and Internet. In addition to functioning across networks and dial-up phone line access, we intend to provide or license products for use on Internet systems. Therefore, we will be dependent on the development of those systems. The organizations adopting networks may not want users to communicate over those systems. Our products may not appeal to organizations that use networks.

    We Will Need to Manage Our Growth.  We hope and expect to grow rapidly, both in the rate of our sales and operations and the number and complexity of our products, product distribution channels, and product development activities. Several members of our key management team only recently joined us, and integration of those persons into a cohesive management unit may be problematic. Our growth, coupled with the rapid evolution of our markets, has placed, and is likely to continue to place, significant strains on our administrative, operational, technical and financial resources and increase demands on our internal management systems, procedures and controls. If we are unable to manage future growth effectively, our business, results of operations and financial condition could be materially adversely affected.

    We May Be Subject to Risks Associated with Global Operations.  We only recently began to concentrate on developing international sales. As a result, we could derive substantial portions of our revenues from customers outside the United States. Our ability to expand products and services internationally would be limited by the general acceptance of the Internet and intranets in other countries. In addition, international operations are subject to a number of risks, including costs of localizing products and services for international markets, dependence on independent resellers, multiple and conflicting regulations regarding communications, restrictions on use of data and internet access, longer payment cycles, unexpected changes in regulatory environments, import and export restrictions and tariffs, difficulties in staffing and managing international operations, greater difficulty or delay in accounts receivable collection, potentially adverse tax consequences, the burden of complying with a variety of laws outside the United States, the impact of possible recession prone environments and economies outside the United States and political and economic instability. Furthermore, we expect that our export sales would be denominated predominately in United States dollars. Therefore, an increase in the value of the United States dollar relative to other currencies could make our products and services more expensive and potentially less competitive in international markets.

    Few of Our Shareholders Are Subject to Restrictions on Reselling Their Stock.  With the exception of 250,000 shares owned by Lawrence Seiler, a Sales Manager and former sole shareholder of ETMC, or permitted transferee of Lawrence Seiler, our current stockholders have not entered into any agreements which restrict their ability to sell or otherwise dispose of their Common Stock. As a result, our stockholders will be able to sell any and all of their shares of Common Stock, subject only to applicable federal securities laws. Sales and distributions of substantial amounts of Common Stock in the public market, whether by reason of this Prospectus or by the same or other shareholders, could adversely affect the prevailing market prices for our securities.

    Technical And Quality Difficulties Could Impede Market Acceptance Of Our Video Monitoring Products Which Would Limit Our Growth. Due to bandwidth constraints, our video monitoring products transmit video over a plain old telephone system, which is known as POTS, at a frame rate and resolution that are significantly less than the frame rate and resolution of standard closed circuit TV monitors. Furthermore, our video monitoring products transmit audio over a POTS line with a fidelity that is often less than toll quality and that degrades in the presence of background noise. The POTS infrastructure varies widely in configuration and integrity, which can degrade, make unreliable or even eliminate the digital connections between our video monitoring products. The security industry demands a high degree of quality, robustness and reliability of its products. Actual or perceived technical difficulties or insufficient video or audio quality could cause our existing customers to forego future purchases or cause potential customers to seek alternative solutions, either of which would limit the growth of our business.

    Our Markets Are Subject To Rapid Technological Change And We Depend On New Product Introduction In Order To Maintain And Grow Our Business. Digital video monitoring is an emerging market and is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products, and continuing and rapid technological advancement. To compete successfully, we must continue to design, develop, manufacture and sell new and enhanced products that provide increasingly higher levels of performance and reliability and lower cost, take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, manufacturing and selling such products will depend on a variety of factors, including: —the identification of market demand for new products; —product selection; —timely implementation of product design and development; —product performance; —cost-effectiveness of products under development; —effective manufacturing processes; and —the success of promotional efforts. We have in the past experienced delays in the development of new products and the enhancement of existing products, and such delays will likely occur in the future. If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced products in a timely manner, if such new or enhanced products do not achieve sufficient market acceptance or if such new product introductions decrease demand for existing products, our operating results would decline and our business would not grow.

    If We Do Not Develop And Maintain Successful Partnerships, We May Not Be Able To Successfully Market Our Solutions. We are entering into new market areas and our success is partly dependent on our ability to forge new marketing and engineering partnerships. Digital monitoring and security systems are extremely complex and no single company possesses all the required technology components needed to build a complete end-to-end solution. Partnerships will be required to augment our development programs and to assist us in marketing complete solutions to our customer base. We may not be able to develop such partnerships in the course of our product development. Even if we do establish the necessary partnerships, we may not be able to adequately capitalize on these partnerships to aid in the success of our business.

    Acquisitions, Which Are Inherently Risky, Are Part Of Our Growth Strategy.  As part of our growth strategy, we may make acquisitions of, or significant investments in, businesses that offer complementary products, services and technologies. Any future acquisition or investment may result in the use of significant amounts of cash, issuances of equity securities that could dilute current equity positions, incurrence of debt and amortization of expenses related to goodwill and other intangible assets. In addition, acquisitions involve numerous risks, including: —the difficulties in the integration and assimilation of the operations, technologies, products and personnel of an acquired business; —the diversion of management's attention from other business concerns; —the availability of favorable acquisition financing for future acquisitions; —the potential loss of key employees from either our pre-existing businesses or any acquired business; and —the assumption of liabilities of any acquired company. Our inability to successfully integrate any acquired company could adversely affect our business.

    We Need To Expand Our Management Systems And Hire And Retain Key Personnel To Support Our Products. The development and marketing of our video monitoring products will continue to place a significant strain on our limited personnel, management and other resources. Our ability to manage any future growth effectively will require us to successfully attract, train, motivate, retain and manage employees, particularly key engineering and managerial personnel, to effectively integrate new employees into our operations and to continue to improve our operational, financial and management systems. Our failure to manage growth and changes in our business effectively and to attract and retain key personnel could limit our growth and the success of our products and business. Further, we are highly dependent on the continued service of and our ability to attract and retain qualified technical, marketing, sales and managerial personnel. The competition for such personnel is intense, particularly in the Baltimore-Washington area where our engineering and production facilities are principally located. The loss of any key person or the failure to recruit additional key technical and sales personnel in a timely manner would have a material adverse effect on our business and operating results. We currently we do not maintain key person life insurance policies on any of our employees.

    NOTE: IN ADDITION TO THE ABOVE STATED RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY ANTICIPARED BY MANAGEMENT. IN REVIEWING THIS DISCLOSURE DOCUMENT, POTENTIAL INVESTORS SHOULD KEEP IN MIND OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

DESCRIPTION OF OUR BUSINESS

    The following description of our business should be read in conjunction with the information included elsewhere in this Prospectus.

Organization and History

    We incorporated under Florida law on January 26, 1989. We were dormant in operations until the fall of 1998, when we began organizing activities, raising funds, purchasing working assets, hiring staff, designing computer software and hardware and establishing a corporate identity. During the months that followed start-up of active operations, we began intensely developing a product line of digital video systems for security and surveillance. Shortly thereafter we acquired three businesses. We began making our first sales of the prototypes of our security and surveillance products in March 1999.  By the third quarter ended September 30, 1999, we had begun earning substantial revenues. Since inception of active operations, we have focused our business on the development, production and sale of a line of digital video products for surveillance and security applications. Through ETMC, we also offer electronic component manufacturing, testing and engineering design services.

Acquisitions

    Our acquisitions of three businesses during our development stage have strengthened significantly our ability to deliver superior products and services to the market. On October 6, 1998, we acquired all of the outstanding stock of RealView Systems, Inc. ("RealView"), a Colorado corporation, pursuant to an exchange whereby shareholders received 1.33 shares of non-registered, newly issued restricted Company stock in exchange for 1 share of RealView stock. RealView had developed a software program for use in the real estate market, and had achieved limited sales of this software program. RealView's software program used some innovative image software compression techniques, which we believed we could further develop for use with View Systems products. RealView had a license agreement with a related company, View Technologies, Inc., to license its compression software for use in non-medical markets. We have relationships with scientists that we believe we can employ for the Company's benefit.

    On February 25, 1999, the Company acquired all of the issued and outstanding shares of Xyros Systems, Inc., a privately held Maryland corporation, through a share exchange whereby 150,000 of the Company's non-registered, restricted stock was exchanged for all of the shares of Xyros Systems, Inc. Xyros had developed a product called the RM-1600, which permitted remote monitoring and storage of video captured by video cameras. We believed the engineering in Xyros's products was superior and that we could improve upon it to make a line of even better products. Because it had devoted substantially all of its resources to research and development, prior to acquisition, Xyros had achieved limited sales of its products and had an accumulated earnings deficit of $91,155.00 through December 31, 1998. The Company absorbed much of the Xyros staff and all of Xyros' intellectual property, integrating the engineering from the RM-1600 products into the SecureView™ line of products.

    On May 25, 1999, the Company acquired all of the stock of ETMC in exchange for 250,000 shares of the Company's stock and cash payments or guaranties of cash payments to or for the benefit of ETMC's sole shareholder, Larry Seiler. ETMC is a manufacturer of electronic hardware and assemblies and had been operating in excess of 15 years. ETMC provides us with a captive manufacturer, as well as additional assets and revenues. ETMC is implementing a quality control plan which is in compliance with the requirements of ISO 9002 and has consistently maintained high quality control standards in its contract production work for large commercial and governmental entities, having maintained certification under MIL-I-45208 and MIL-STD-2000. Through the acquisition of ETMC, we can better demonstrate our ability to meet large orders of our products, to control the quality of our products, to manage our inventory, and to support our products.

Past Financing

    From our incorporation in Florida in January 1989, to October 1998, our operations were minimal, after which we began further organizational, capital formation and product development activities. In the spring of 1999, we introduced the first prototypes of our products to market and by the third quarter ended September 30, 1999, we were earning significant revenues. We have 50,000,000 shares of common stock authorized, $.001 par value, and this is our only class of stock. As of the date of this Prospectus, we have 7,232,930 shares issued and outstanding.

    We have financed our operations through private placements of securities. In November 1998, we commenced an offering of securities pursuant to Rule 504 of Regulation D, which we closed in February 1999, after we sold the maximum of 666,667 shares at 1.50 per share, for a total of $1,000,000 to the Company. On August 8, 1999, we commenced an offering of securities under Rule 506 of Regulation D, which we closed on August 18, 1999, after having sold 132,000 shares at $2.00 per share, for a total of $262,000 to the Company. Thereafter, we sold 300,000 shares in isolated transactions for at a price of $1.00 per share for a total of $310,000 (including forgiveness of $33,000 in accrued and unpaid interest) to the Company. On November 11, 1999, we commenced an offering of 1,000,000 shares under Rule 506 of Regulation D. On January 8, 2000, we closed this offering after having sold 285,727 shares, at a price of $1.75 per share for a total of $500,026 to the Company. All shares have been sold to qualified and/or accredited investors. On January 10, 2000, we commenced an offering under Rule 506 of Regulation D to a very limited number of qualified institutional investors. We have not sold any shares in this offering.

Products

    We have developed CCTV systems, which take the video output from cameras, digitizes it, stores the video images and transmits the video across local area computer networks or dial-up phone line connections for remote or local access. The result is a line of products, which permit cameras to be remotely monitored, and the video captured by those cameras to be stored for later retrieval and review. We have been improving the quality of the video, refresh rates and storage capabilities of our digital systems through engineering work, including, without limitation, innovative compression software routines. We are also adding features to our systems, which expand system capabilities; making the systems better overall security and surveillance systems that provide expanded customer solutions. In July 1999, we introduced to market the SecureView—4, which is a system that takes 4-camera inputs, and provides 4 alarm inputs, 4 outputs, and 4 relays. In many ways the SecureView-4 embodies all of the engineering development work of the Company (including the companies we have acquired) to date.

SecureView™

    SecureView™ is a line of digitally recorded, remote monitoring systems that allow a user to view its existing closed circuit television (CCTV) system from any location in the world. Even using standard telephone lines, a SecureView™ user can dial into his CCTV system and view the video (and audio) output from the system's cameras. These systems store video output on computer hard discs, rather than cumbersome VCR tapes, for easy retrieval real time or at a later date. By storing to computer hard disc, these systems significantly improve the way the video is accessed. The images can be stored and retrieved selectively dependent on events and other triggers from sensing devices such as motion detectors. The systems are also programmable, in the sense that they can be pre-set to take certain actions when certain events are sensed in the surveillance area. For example, they can be programmed to begin recording when motion is sensed in a surveillance area or to notify the user if the system is not functioning properly. The SecureView™ systems come standard with 28 days storage, without the burden of handling and storing multiple VCR tapes. SecureView™ allows the user to retrieve images through the use of sequenced indexing, a more efficient review mechanism than that used with a VCR, where a user must search an entire tape to review a critical event, often fast forwarding and rewinding. In addition, our digital systems employ video data compression saving space and time for transmission on low bandwidth channels such as plain telephone twisted pair wiring.

    The SecureView™ Line of Products is Feature Rich:

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  Remotely monitor any number of locations from your PC

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  Connects to your existing Closed Circuit Television system (CCTV) if you already have one

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  Uses any and all of the communications protocols such as standard telephone lines, LAN/WAN, ISDN, T1 etc. for signal transfer

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  Video can be monitored 24 hours a day by a security monitoring center including such automated features as GuardTour™

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  Independent unattended video recording from timer or other activation event

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  Allows uninterrupted "2-way" audio transmission while switching, controlling and monitoring up to 16 cameras per unit

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  Advanced Digital compression transmits high resolution frames of video dependent on the connection

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  Digital storage on the systems hard drive provides high resolution recording and viewing even in remote playback

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  Local & remote recording, storage & playback for up to 30 days is available

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  ZoomView provides instant 2x, 3x, 4x zoom capability within the cameras field of view with just a click of the mouse

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  Allows you to select between "Continuous Recording" or "Guard Tour" for up to seven days

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  Guard Tour allows a user to set the system to automatically review in desired sequence cameras that are installed around a surveillance area and provides the option to time and date stamp camera sequence

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  Provides remote software and system programmability

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  Remotely monitors itself to insure system functionality with alert messages in the event of covert or natural interruption

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  The deployable (mobile) Secure-View™8D features 8 input channels.

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  Pan, tilt and zoom camera control.

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  Modular expansion system configuration allows you to purchase only what you need now and add on later

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  System detects and alerts user to image-loss detection.

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  Image detail control for faster frames or more detail of image.

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  ROI (region of interest) feature control

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  Real-time image "snap-shot" storage & printing.

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  Video image scaling from "thumbnail" to full screen.

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  Relay outputs to control external devices (e.g.: turning on the lights, sounding an alarm, or locking a door—when the unit receives a signal from a motion sensor or button).

    There are many benefits to the SecureView™ line of products, including:

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  Equipment cost reduction by utilizing your existing CCTV system

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  Digital storage eliminates the need for costly VCRs, maintenance programs, and tapes

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  Plug and play technology minimizes installation cost

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  Enables you to visually access and monitor your business off site

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  Security stamp (Watermark) on video assures Authenticity

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  Adds higher level of employee security when connected to a 24 hour monitoring station

ViewStorage™

    ViewStorage™ is a VCR replacement device that fits existing analog CCTV systems. This storage device will record video output digitally, and it will store 7, or more, days worth of video output from cameras, without the burden of handling VCR tapes (typically 24 hours per tape). Video recording can be programmed for continuous recording, timed "Guard Tour" recording, or event driven recording. Unlike images stored on tape, images stored on this VCR replacement device do not degrade over time. It also does not require the on-going and expensive maintenance required by VCR recording devices. ViewStorage™ is modular in nature in that it can be expanded to add additional storage, up to an amount that meets the requirements of each particular customer. ViewStorage™ also has features that replace other CCTV security components, such as video multiplexers, sequencers, alarm controllers, and video switches. This product has a unique "camera and date/time filtering" feature which allows the user to immediately locate the video recorded on a camera at a given time and date. The user controls ViewStorage™ from front panel buttons or an infrared remote controller that controls the menu and setup options displayed on a video review monitor.

PlateView™

    PlateView™ is a license plate recognition system that uses industry leading optical character recognition technology to provide an additional means of identifying individuals in a surveillance area. This system can be integrated into an access control mechanism that can open gates or call an attendant to compare an identification made from other data, such as a driver's license, with the identification made with the license plate. In addition to identification through license plate recognition, law enforcement personnel can use this system to receive early warnings as to a number of items, including whether the occupants in a car being stopped have warrants out for their arrest, whether the license plate attached to a vehicle matches the vehicle's registration, or whether there is a current outstanding warrant for a vehicle's occupant's arrest.

FaceView™

    FaceView™ is a self-contained facial identification system using the most advanced biometrics technology to provide an access control system or an enhanced system for tracking individuals in a surveillance area. Using cameras installed in a surveillance area, this easy-to-use system captures an individual's face. The system then converts this facial information into a digital format that is then transmitted over phone lines to a computer processing unit that compares the captured facial information against a database of facial information, then delivers a quick and accurate identification if a match is found. This resulting information can be used to track and identify persons in a surveillance area.

    There are many market applications requiring identity confirmations. The need to know who is entering our work place,  schools, airports, even our country is critical. From an individual's face, FaceView allows you to compare virtually any visual characteristic of an individual against a predetermined approved database, and then allows the proper action to be taken in response to this comparison. FaceView's customizable format is easily adaptable for many applications. Listed are some of the applications utilizing this technology today: Access Control, Guard Enhancement/Replacement, Gate Watch, Time and Attendance, Criminal Identification, Terrorist Tracking, Vehicle tracking and Banking applications

    All facial identification applications can be performed remotely using our products. We license facial identification software for FaceView™ from our strategic partner, Visionics Corp. The advanced biometrics software developed by Visionics Corp. captures facial information from live video and creates audit trails, including components for automatic head finding, tracking, cropping, image quality control and matching, and acts as a search engine against a database of facial records and builds databases of time stamped facial records from live or recorded video, checking those records against a watch list, in real time

    The FaceView™ requires only one View Systems SecureView™ system, and a local PC workstation (or network server). SecureView™ enhances FaceView™ by allowing you to view your system from any location. One to four cameras on the SecureView™ system can be scanned continuously for facial images. When a face is detected in the field of view, the system processes the image and creates a "Faceprint" digital code of the face. This code is then compared against "Faceprint" digital codes previously stored in your database on the local PC workstation or other network component.

    Facial comparisons in conjunction with other double check methods such as Id card scans can trigger events to occur, such as, opening a door, turning on the lights, setting an alarm condition or notifying the PC operator (such as a security guard) of the event. From an attended PC workstation, the operator can also obtain additional profile information on the person identified, such as name, address, or their status. This aids in the determination of their eligibility for access. The user can set a "threshold" to determine how accurate the match must be so that there is a high confidence that the person has been identified accurately. FaceView™ can be programmed to interface with any system implementing compatible facial identification database software. The FaceView™ System will also play an important role in personal property protection, corporate access control and in the business security market.

CareView™

    Parent's rising concerns about the safety of their children at home with a baby sitter or nanny, in day care centers—as well as the treatment of a loved one in a nursing home—have created the need for a way of monitoring activities in these facilities. The Company is developing the CareView™ system as an ideal option for the "care" facility, which system should provide an additional revenue source for these facilities while at the same time providing the users of the systems the ability to monitor the care given to their loved ones. Using the CareView™ system, a user, be it a child's parent or a nursing home resident's child, can use the internet to access the day care center's Web Site and immediately view the video output produced by cameras installed at the "care" facility. More than reassurance, this "middle of the day" check on their child or loved one can be a way of marketing the facility to potential clients.

    For nursing and hospice care facilities, the CareView™ system allows family and friends to view loved ones when they are not able to be there, through 2-way audio capabilities—just by accessing the facilities' Web site. The functional features of the CareView product are:

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  Closed Circuit Cameras (4 to 8 depending upon system purchased) grab video image.

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  View Systems' SecureView™ acts as web server continually uploading video for access from the web.

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  Communications Link: via the World Wide Web

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  Parent or Guardian can view video & audio on their computer at home or the office (or from anywhere in the world), by using the proprietary View Web Browser, accessing the care facility's Web site, and entering their secure password.

How CareView™ Works

    Video cameras are installed around the care provider's public areas. The video is captured, compressed, stored and made available on the Web. An authorized user can access the video on their computer with the CareView™ Web Browser. Security is maintained by requiring the user's name and password to validate the authorization.

WebView™

    WebView™ is a low-priced retail product that allows a user to capture camera output from a limited number of cameras and view that output remotely via a connection to a server connected to the World Wide Web. It consists of a specialized PC card and software that is web enabled. These products are ideal for the consumer who would like a low cost way to monitor his/her assets remotely. We plan to distribute these products through major retail distributors such as Best Buy, CompUSA and Circuit City and through our corporate website, www.viewsystems.com.

End Users of Our Products

    Our family of products offers government and law enforcement agencies, commercial security professionals, private businesses and consumers a dramatically enhanced surveillance capacity utilizing innovative compression and decompression of digital inputs. It also offers a more efficient and economical method to store, search and retrieve historically stored data.

    Surveillance devices are common today and are used as a proven method for protection and risk management. They are routinely used in law enforcement, residential, commercial, and industrial applications. The most common surveillance systems used today capture video and sound data and then transmit them to a VCR where the information is monitored and stored in tape format. This provides a historical record that could then potentially be used for information, identification, legal or insurance purposes.

    The most common systems for the real-time transmission of video data is the analog closed circuit television (CCTV) system. This requires cabling between the data generator (some type of camera) and a tape recording device (a VCR) at the receiving end for archiving. However, VCRs are expensive to maintain, tape images degrade over time and tapes are burdensome to store. VCRs are also inefficient to search and review images post-incident. This type of video/sound recording is not compatible with remote access because there are significant time delays and prohibitive costs associated with recording analog data on tape, transmitting or hand-carrying it and later accessing it. Thus, much of the information captured by an analog CCTV system, becomes stale and unusable to make immediate critical decisions.

    The Company has identified the following key potential end users for its digital surveillance and security systems: (1) the residential home security user; (2) commercial security companies, and (3) federal, state and local law enforcement agencies.

Residential

    The residential home security user will purchase our products from either commercial companies installing either self-contained or centrally monitored systems or directly from retail distribution centers. While not as large or as lucrative as the market for commercial users, the market for residential users still represents a large market potential. The major obstacle to marketing to the residential home user is convincing the individual homeowner of the need for investing in a security system which would include such items as an alarm and surveillance system, perimeter monitoring systems and hidden monitoring of the activities of persons in the household, such as a care cam or nanny cam.

    Utilizing the Company's technology, individuals can run their own perimeter and interior surveillance systems from their own home computer and can remote monitor real-tine action at their homes through a modem and the Internet. There is also the capability to make real-time monitors wireless. In turn, this reduces the expense and time of the home installation and makes installation affordable for a majority of homeowners.

    An additional advantage of the Company's technology is that it allows for the storage of information on the home computer and does not necessitate using a VCR and high capacity VCR tapes. Also, it allows for wireless installation of input devices, making concealment easier.

Commercial

    Commercial business users represent the greatest potential users of our enhanced surveillance products. Commercial businesses have already realized the need for using surveillance devices for protection. As such, sales resistance is generally lower as the commercial customer is more educated. A commercial business's major use of our products would be monitoring. Our products provide observation of facilities for protection of employees, customers, and assets, which results in the curtailment of crime and loss prevention, by employees and others. Our products also reduce employee theft, violence in the workplace, fraud, and white-collar crime and provide proof of who may have committed the offense. The market for this technology is the same as the current market for analog CCTV systems, and would include hospitals, schools, museums, retail manufacturing, and warehousing.

    The benefits, which the customers derive, are plentiful. It reduces the requirements for a physical guard force and a lesser number of security personnel can monitor, verify, and respond to tripped alarms. Our products also provide companies such as ADT, Brinks, and Ameritech another capacity to remotely monitor facilities.

    Our products and technology can be used where there is a temporary requirement for real-time surveillance in areas where an analog CCTV system is impractical or impossible. Examples of this condition are special events, concerts, and conventions; our systems reduce the need for a large guard force and provides unobtrusive monitoring of these events. Our systems provide for the rapid deployment and recovery of devices while minimizing the likelihood that the observation device will be avoided or neutralized.

Law Enforcement

    The gathering of video image and data images is commonplace in today's law enforcement environment. The data is used to protect both the law enforcement officer and the suspect. It is also used as a historical record for prosecution and event verification.

    Our technology can be used for stakeouts and remote monitoring of areas and, as such, there is a big potential market with federal law enforcement agencies. Some of the lesser-known agencies, such as the National Park Service and the Department of Forestry are required to monitor large areas and yet have limited personnel to do so. Our products are the solution to this manpower problem. Our monitoring devices can be engineered so that they transmit video to guards and record it only when an alarm is triggered.

    Our products can also be integrated to work with robotic systems. More than ever, robotic units are used to investigate and disarm potential explosive devices. These robots are guided by a closed circuit video system, which are limited by the required cabling. The Company's technology eliminates this problem.

Availability of Materials and Supplies

    We have developed the operating software used on our systems and we have designed the hardware for its systems. We have licensed and integrated into our operating software facial identification software and some compression software modules, under terms derived from strategic business relationships that have been developed. We manufacture some of our hardware and purchase some of the hardware that is then integrated into our systems. The hardware that we purchase is freely available from a number of different vendors, and we do not anticipate any problems obtaining the supplies necessary to build the Company's products. ETMC has long been in the business of manufacturing and procuring electronic components from vendors and assembling then into larger systems.

Production, Engineering and Executive Facilities

    The engineering and manufacturing facility for our products is an 8,000 square foot facility located at 9693 Gerwig Lane Suite 0, Columbia, MD 21046. We will engineer, manufacture, assemble and ship from this facility. We also maintain an executive office at 925 West Kenyon Avenue, Suite 15, Englewood, Colorado.

Market

    The market size for our SecureView™ line of products is at least $2,200,000,000 per year, with this market size increasing at a rate of 12 - 15% per year. The increased functionality that digital technology introduces to CCTV systems has made this a very dynamic and rapidly growing market. We are distributing and will distribute our SecureView™ line of products, with add-on features, such as FaceView™, to this market through a network of value-added resellers, OEMs and strategic partners. We currently have ongoing VAR agreements with 20 small and medium sized domestic and international resellers and are actively selling our products through these distribution channels. We are also in discussions with some very large security and law enforcement integrators about VAR and OEM distribution agreements. In the short term, we will rely on our existing value added reseller network to generate sales revenues; however, we believe long term sales growth will be substantially driven by VAR and OEM agreements with the larger companies.

    We will also offer our CareView™ products through these same distribution channels. Day care centers and nursing homes will be the primary end users of these systems and we hope to develop a revenue model that is dependant on usage of the CareView™ system with our distributors. The aging population and the large numbers of double income working families have dramatically increased the number of facilities that could be installed with CareView™.  The size of the market for CareView™ is believed to be in the many multimillion-dollar range. As the public becomes increasingly comfortable with computer use and multiple computers become more commonplace in the home and office, we expect market demand for this type of service to expand significantly.

    We plan to offer WebView™ for direct retail sale on the World Wide Web and wholesale through retail distributors such as CompUSA, Best Buy, and Circuit City. These products will be priced at a level which is attractive to retail consumers. These products will contain the functionality to permit a user to access the video output from several cameras remotely. We believe that this market is also in the multimillion-dollar range.

    The market for ViewStorage™ consists of replacement of existing analog CCTV components, including VCR recording devices and multiplexers. The market size for ViewStorage™ is estimated at $1,600,000. We believe we can profitably price this product at a level which will make owners of existing CCTV systems want to buy ViewStorage™ as a way of reducing overall CCTV system costs through elimination of on-going maintenance costs.

    Our electronic component assembly and test division, ETMC, has been in operation for over fifteen (15) years and has an established base of clients for which it has long done business. Traditionally, ETMC has done approximately 60% of its business for the commercial sector and 40% of its business for the government sector. ETMC's diverse clients include Hewlett-Packard, IBM, Martin Marietta, Aero & Naval Systems, Maryland Government Procurement Office, Lockheed Martin, and John Hopkins's Applied Physics Labs under contract to NASA.

    The market for the types of electronic component manufacturing and testing services offered by ETMC is well established and is a multi-million dollar market. This market is subject to cyclical swings. Currently, the market demand for electronic manufacturing and engineering design services is very good, and we plan to take advantage of this climate to leverage our engineering resources into new and expanded service offerings and to expand our manufacturing base of clients and business.

    Historically, ETMC has limited itself to the multimillion dollar electronic component assembly and testing market in the Baltimore-Washington area; however, it plans to expand its marketing to provide electronic component assembly services in other geographic regions in this country and internationally. Moreover, we plan to expand ETMC's service offerings to include engineering design services. The market for these services is very large and is often serviced by the same companies that provide electronic component assembly services. We believe that we will be limited in our efforts to capture market share for our engineering service offerings only by the new equipment and machinery we can acquire, the size of our production facilities and our engineering human resources. We plan to aggressively pursue market share, and expand production capacity so that we can capture significant market share. Several contracts are available to us that require some low cost additional tooling.

Competition

    There are a number of companies producing products that provide capabilities similar to our security and surveillance products. Many of these companies are better financed and larger than View Systems and some of them, such as Sensormatic, Javelin (ADEMCO) and Prisim have been working in the CCTV market for many years and are well established.

    However, the introduction of new and recently developed digital technology to video surveillance and security systems levels the playing field significantly. Many of the established CCTV companies have approached the design of their digital CCTV products from the standpoint of integrating to their existing security and surveillance product offerings. As a result, these systems are closed, not easily integratable with other equipment and capable of upgrades as technology improves. Our engineers have computer backgrounds and already have been in the analog CCTV system market, consequently, we have an advantage to other engineering groups who are less experienced. As a result, we have designed our systems so that they are open, compatible with other digital and analog systems, and easily adaptable to technological advances that will inevitably occur with digital technology.

    The functionality of the software for our systems and the quality of the video transmitted by our systems make our security and surveillance systems superior to those in their class. We hope to take advantage of the superiority of our systems in this rapidly evolving new market to establish ourselves as an industry leader, and, perhaps, an industry standard, for digital video security and surveillance systems.

    Many of the companies that provide competitive electronic component manufacturing and testing services provide greater engineering services than those currently being provided by ETMC. By providing these services, these competitors put themselves in a better position to obtain manufacturing service contracts. Essentially, these competitors leverage off of their engineering services to attract and grow their manufacturing business and vice versa. ETMC will be focusing on building its capacity to deliver these services through use of the engineering staff of View Systems. With the current robust state of the economy, the demand for engineering design, development and manufacturing services is at a record high level. We are well positioned to expand our sales revenues derived from electronic component manufacturing and testing services and in complementary engineering design and development services.

Research and Development

    We have spent approximately $400,000 in Research and Development10 and continue to refine our product line. In addition, our wholly owned subsidiaries Xyros and RealView have collectively spent approximately $200,00011 most of which has been integrated into the Company's products.

Classifying engineering wages and development equipment as Research and Development

Classifying engineering wages and development equipment as Research and Development

Patents and Trademarks

    We are applying with the U.S. Patent and Trademark Office for trademark protection of important trade identifiers for our products. We have not applied for patent protection for our products, although we will apply for patent protection for the hardware component aspects of our products where it makes sense. The software designs integrated into our products are copyright protected and the Company has taken steps to keep the designs confidential, protected trade secrets. Toward this end, the Company's normal policy is to enter into agreements with its business partners, employees, contractors, and others providing that all confidential information developed or made known to the individual during the course of his or her relationship with us is to be kept confidential and not disclosed to third parties, except under certain specific circumstances. In the case of employees, the agreements also provide that all inventions conceived by the individual in the course of his or her employment will be our exclusive property. We have instituted steps in our operations to make sure our designs are kept confidential.

Employees

    Presently, we employ 8 full time employees and 6-8 contractors who work on substantially a full time basis. In addition, ETMC employs 9 full-time employees. With growth, we will hire additional employees. In the case of new hires, they will be paid prevailing wages and we will use stock ownership to incent employees. We will use contract services that preclude the necessity of hiring full-time employees where it is in the business's best interest. Our employees are not presently covered by any collective bargaining agreement. Our relations with our employees are good, and we have not experienced any work stoppages.

MANAGEMENT'S DICUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

    Following start-up of active operations in October 1998, we began the development of the SecureView line of products which permit cameras to be remotely monitored and the video captured by those cameras to be stored on hard disk. We received our first sales revenue in March 1999, from prototypes of our current products. We recently introduced the SecureView-4, which is a system that takes a 4-camera input, and provides 4 alarm inputs, 4 outputs, and 4 relays and we have been testing the prototype of our internet based, low cost surveillance system, which integrates innovative digital compression/decompression technology. We intend to market our products in the commercial business, law enforcement, government, and retail consumer markets. We estimate that the markets for our video surveillance products aggregate in excess of $3 billion, the largest segment of which is growing at a rate of 12 - 15%. We have devoted most of our resources since October 1998, to the research and development of digital video surveillance and security products and marketing and sales of the "SecureView™" line of products. We have generated only limited revenues from our SecureView™ products to date, but are rapidly expanding our network of value added resellers, OEMs and sales representatives, which will drive rapid growth in sales for these products. As we develop our sales and distribution network, we expect our operating losses to continue until we develop a sufficient customer base to cover our operating expenses.

    Acquisition Treatment.  We were formed on January 26, 1989, under the name of Beneficial Investment Group, Inc., changing our name to BIGI, Inc., on July 21, 1998, and to View Systems, Inc., on September 22, 1998, after which we began active operations. In October 1998, we acquired RealView Systems, Inc., a Colorado corporation, and issued 2,000,000 shares to the existing shareholders of RealView Systems in exchange for all of the outstanding shares of RealView Systems. On February 25, 1999, we acquired Xyros Systems, Inc., a Maryland corporation, issuing 150,000 shares to the shareholders of Xyros and guarantying certain debts of Xyros. Our acquisition of Xyros added staff and intellectual property to our Company. Xyros had developed a line of products, called the RM1600, and these products have been incorporated into the SecureView product line. We have accounted for the acquisitions of both RealView and Xyros under the pooling of interests accounting method. On May 25, 1999, we acquired Eastern Tech Mfg. Corp., a Maryland corporation, issuing 250,000 shares to the sole shareholder of ETMC and taking on certain debt obligations, which were later satisfied through the issuance of shares at a ratio of 1 share for every $2.00 of debt obligation, for a total of 170,000 shares. The acquisition of ETMC vertically integrates manufacturing, enabling the Company to better manage the quality of its products. View Systems and ETMC are implementing a quality control plan that is in compliance with the requirements of ISO9002. ETMC has consistently maintained high quality control standards in its contract production work for large commercial and government entities, and has maintained certifications that it produces in accordance with MIL-I-45208 and MIL-STD-2000. We accounted for the ETMC business combination under the purchase accounting method. We will continue ETMC electronic component assembly and test business and expand its services to include engineering services. Our financial statements consolidate the financial statements of Xyros, ETMC and RealView.

    Stock Split and Change in Par Value.  In July 1998, we increased the number of authorized shares from 7,500 shares to 50,000,000 shares of common stock, and changed the par value of each share of stock from $1.00 to $.001. Also, in that month, we forward stock split our common stock 200:1, thereby increasing the number of outstanding common stock shares from 5,000 shares to 1,000,000 shares. On September 30, 1998, we forward split our common stock from 1,000,000 shares to 2,000,000 shares. In connection with the RealView, Xyros and ETMC acquisitions, we issued 2,013,333, 150,000 and 250,000 shares, respectively. Unless otherwise noted in this statement, all share amounts reflect the forward stock split, par value changes and acquisitions. We have issued stock in connection with subscriptions of the Company's stock for cash and we issued stock to key personnel as compensation, which was deemed necessary to issue during our development stage. As of the date of this Prospectus, we have 7,232,930 shares issued and outstanding.

    Net Operating Loss.  We accumulated approximately $406,486 of net operating loss carry forwards as of December 31, 1998, which may be offset against taxable income and income taxes in future years. The use of these losses to reduce income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carry forwards. The carry forwards expire in the year 2013. In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carry forwards, which can be used. No tax benefit has been reported in the financial statements for the year ended December 31, 1998, or for the nine months ended September 30, 1999.

    Quarterly Trends.  We do anticipate some "seasonal" changes in our operations. We expect revenues to grow significantly into the year 2000, after which we expect revenues to assume a steadier, slower growth. The security industry has traditionally been served with CCTV analog systems, which are inferior in terms of performance and cost to a digital system like SecureView™. As a result, many large security system integrators, commercial and government parties are currently looking for digital systems that provide remote video access, programmable, unattended "smart" security features and enhanced video storage. Accordingly, we believe that there is an immediate market opportunity for the SecureView™ product line and we are well positioned to take advantage of that market opportunity. Much of our revenue growth in the future will be driven by significant sales growth in the SecureView™ line of products. There is a significant market need for design-engineering services, especially when such services can be combined with manufacturing services. We will be offering design engineering work, and we expect the addition of this additional service offering will boost sales revenue.

Results of Operations—Three Months Ended September 30, 1999, Compared with September 30, 1999

    Net sales for the quarter ended September 30, 1999, increased $143,846 to $153,230 compared with $9,384 in the year ago period. This represents a 1,600% increase in revenues during the year. The sales growth was experienced primarily through the consolidation of operations with ETMC, which has an established clientele with steady orders of manufacturing services. We also experienced sales of our SecureView™ product line in the third quarter ended September 30, 1999, with both domestic and international sales.

    Gross profit margin for the third quarter ended September 30, 1999, decreased from 34.3% in 1998, to 7.9% this year. At these low sales amounts, we consider the gross profit margin fluctuation to be non-material. The gross profit margin should stabilize with increased sales. Operating expenses for the third quarter ended September 30, 1999, were $1,293,504 compared with $59,270 in the year ago period. A large part of this increase in operating expense is attributable to the issuance of shares of stock as compensation and incentive, and as a means to attract and retain qualified personnel; it does not represent actual cash outlays by the Company. The increase is also the result of increased sales and marketing activity and costs of sale, increased research and development costs and costs associated with our corporate acquisitions and consolidations of operations.

    Interest expense was increased 94.5% to $5,595 for the third quarter of 1999, as a result of Xyros taking loans from management and Columbia Bank to fund operations. We assumed these debt obligations when we acquired Xyros. There was no income tax expense for the entire period. The consolidated operations of the Company for the near-term future are expected to continue generating net operating tax losses that can be carried forward and offset against income earned. As a result of the foregoing, the net loss was $1,281,473 for the third quarter ended September 30, 1999, up from $56,047 from the year ago period.

Results of Operations—Nine Months Ended September 30, 1999, Compared with September 30, 1998

    Net sales for the nine months ended September 30, 1999, increased $168,154 to $194,491 compared with $26,237 in the year ago period. Some of the sales growth was experienced through the consolidation of operations with ETMC, which has an established clientele for its manufacturing services. We also achieved some sales of our SecureView™ product line in the third quarter ended September 30, 1999, with both domestic and international sales.

    Gross profit margin for the first nine months ended September 30, 1999, decreased 61.8% in 1998, to 20.8% in 1999. At these low sales amounts, we consider the gross profit margin fluctuation to be non-material. The gross profit margin should stabilize and be more meaningful with increased sales. Operating expenses for the nine months ended September 30, 1999, were $2,034,003 compared with $130,962 in the year ago period. The increase was principally the result of issuance of Company equity, (recorded as $1,242,333 in expense) as a means of attracting, incenting and retaining qualified personnel within the Company, increased sales and marketing activity and costs of sale, increased research and development costs and costs associated with our corporate acquisitions and consolidations of operations.

    Interest expense was increased $13,092 to $17,585 for the first nine months of 1999 as a result of Xyros taking loans from management and Columbia Bank to fund operations. There was no income tax expense for the entire period. The consolidated operations of the Company for the near-term future are expected to continue generating net operating tax losses that can be carried forward and offset against income earned.

    As a result of the foregoing, net loss was $1,993,580 for the nine months ended September 30, 1999, compared to a net loss of $114,673 for the previous year. A large part of this net loss can be attributed to the $1,242,333 of expense associated with issuance of equity in the Company to qualified personnel as a means of attracting, incenting and retaining the personnel to work to increase the value of the Company. No actual cash outlays were associated with this expense item.

    Liquidity and Capital Resources.  Since resuming active business operations in October 1998, we have funded our cash requirements primarily through equity transactions. We used the funds from those transactions to fund investments in, and acquisition of, technology, assets and companies, to provide working capital and for general corporate purposes, including paying expenses we incurred in connection with the development of the SecureView™ line of products. As of December 31, 1998, we had total assets of $275,070, and total liabilities of approximately $270,986, resulting in equity of $4,084. Following the acquisition of RealView, beginning in November 1998, we conducted an offering of securities under Regulation D, Rule 504 promulgated by the U.S. Securities and Exchange Commission. This offering was fully subscribed and closed on February 8, 1999, and the Company sold 666,667 shares for a consideration of $1,000,000, which provided a significant source of operating capital and capital used to acquire and consolidate RealView, Xyros and ETMC. During January and February 1999, the Company received most of the proceeds of the Rule 504 offering. On February 25, 1999, we acquired Xyros and losses in Xyros had been funded in part by small loans from two shareholders aggregating $125,000 and a $75,000 revolving bank line of credit. On May 25, 1999, the Company acquired ETMC, for an exchange of shares and a guaranty of debt to ETMC's sole shareholder, Lawrence Seiler. The acquisition of ETMC added substantial assets to the consolidated balance sheet of the Company. As a result, as of June 30,1999, the Company had total assets of $1,528,233. The Company's total liabilities as of that date were $475,559, and the stockholders equity was $1,052,674. In July, the Company issued shares to Lawrence Seiler in satisfaction of the debts owed to, or for the benefit of Larry Seiler, at an exchange rate of $2.00 per share, which was the price set for offering securities under the Company's ongoing Rule 506 private placement of securities. As a result of this isolated transaction, the liabilities of the Company have been reduced to $436,838 and shareholder's equity is $849,594, as of September 30, 1999. Our cash or cash equivalents September 30, 1999, totaled $75,197. During the 4th quarter of calendar year 1999, we have sold securities, raising cash of $500,026, which has been deposited into interest bearing accounts, and we exchanged 300,000 shares for satisfaction of indebtedness in the amount of $310,000.

    Net cash used in operating activities was $672,307 for the first nine months of 1999. We have three short-term debt obligations. We owe $120,000 to two former managers of Xyros, which we acquired on February 25, 1999, and $71,000 to Columbia Bank. The loans to the former managers come due on December 31, 1999, and the loan to Columbia Bank has been extended to February 1, 2000. We believe that cash from operations and funds available will not be sufficient to meet anticipated operating and capital expenditures and debt service requirements for the next twelve months and that we will be materially dependent on raising additional capital through equity sales and/or debt financing.

    Results of Operations. A summary of our audited balance sheets for the years ended December 31, 1997, and 1998, and the interim statements for the nine months ended September 30, 1999, are as follows:

	September 30, 1999	December 31, 1998
	(unaudited)

ASSETS
CURRENT ASSETS:
Cash	$75,197	$169,899
Accounts receivable	37,770	13,599
Inventory—at lower of cost or market	98,780	4,574
Due from affiliated entities	66,478	3,663

Total current assets	278,225	191,735

PROPERTY AND EQUIPMENT:
Machinery and other equipment	567,392	22,429
Software tools	7,825	10,263

	575,217	32,692
Less accumulated depreciation	131,975	21,580

Net value of property and equipment	443,242	11,112

OTHER ASSETS:
Investment in MediaComm Broadcasting, Inc.—at cost which approximates fair value	28,000	—
Software development costs	58,133	72,223
INTANGIBLE ASSETS—net of accumulated amortization	478,832	—

TOTAL ASSETS	$1,286,432	$275,070

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	44,412	$30,071
Accrued interest payable	8,250	—
Notes payable—stockholders	287,000	163,000
Note payable—bank	70,709	75,000
Payroll taxes payable	26,467	2,915

Total current liabilities	436,838	270,986

STOCKHOLDERS' EQUITY:
Common stock—par value $.001, 50,000,000 shares authorized, issued and outstanding—6,821,021 (September 30, 1999) and 4,316,667 (December 31, 1998)	6,821	4,317
Additional paid in capital[12]	3,242,839	406,253
Deficit accumulated during development stage	(2,400,066)	(406,486)

Total stockholders' equity	849,594	4,084

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,286,432	$275,070

This includes the issuance of shares counted as cash in lieu of salary and achievement bonuses.

    Results of Operations  A summary of our operating results for the years ended December 31, 1998, and 1997, and the interim statements for the nine months ended September 30, 1999, and 1998, are as follows:

	Nine Months Ended		Years Ended December 31,
	September 30, 1999	September 30, 1998
			1998	1997

REVENUE:
Sales and other income	$194,490	$26,337	$31,438	—
Cost of goods sold	154,068	10,048	20,891	—

GROSS PROFIT ON SALES	40,422	16,289	10,547	—

OPERATING EXPENSES:
Advertising and promotion	—	—	3,959	1,222
Amortization	16,512	—	—	—
Automobile expenses	1,435	—
Commissions	1,200	—
Consulting	—	—	45,415	—
Depreciation	22,039	—	4,706	4,526
Development salaries[13]	250,000	—	—	—
Dues and subscriptions	1,494	—	250	—
Insurance	11,156	826	1,268	—
Interest	17,585	4,493	10,054	233
Investor relations	9,905	—	—	—
Marketing	156,487	3,023	—	—
Miscellaneous expenses	5,782	927	1,343	—
Office expenses	27,232	4,580	106,375	2,264
Postage and delivery	6,572	394	—	—
Printing and reproduction	26,897	—	—	—
Professional fees	427,797	12,420	10,819	5,054
Rent	30,395	25,462	52,204	8,375
Repairs and maintenance	14,277	—	—	—
Research	2,698	9,269	—	—
Salaries and benefits[14]	905,541	60,230	—	—
Taxes	3,201	5,462	—	—
Telephone	18,591	2,536	—	—
Travel expenses	66,847	1,340	13,465	720
Utilities	10,360	—	4,246	2,443

Total expenses	2,034,003	130,962	254,104	24,837

NET LOSS[15]	$(1,993,581)	$(114,673)	$(243,557)	$(24,837)

LOSS PER SHARE:
Basic	$(.36)	$(.03)	$(.06)	$(.01)

Diluted	$(.36)	$(.03)	$(.06)	$(.01)

Includes and reflects shares issued in lieu of cash or salary

Includes and reflects shares issued in lieu of cash or salary
15
Includes and reflects shares issued in lieu of cash or salary

    The revenues we have generated to date have become substantial in the third quarter ended September 30, 1999, and are a result of product sales and licensing fees for products which are still undergoing development and sales of manufacturing and testing services. Our expenses have exceeded our revenues for each fiscal period since our inception. Our revenues will increase as we refine the development of our products and as we bring new products to market. Accordingly, a comparison of the results of our operations on a period-by-period basis is of little benefit. As we implement our business plan, our revenues will grow, along with the burdens generally associated with larger revenues, including increased burdens on our managerial, accounting and technical personnel.

    Plan of Operation.  We have devoted most of our resources since inception of operations to the research and development of the SecureView line of products, the development of marketing and sales infrastructure, the development of production capability and the development of brand awareness of "SecureView™." Although we have been selling products since March of 1999, we are still developing these products and have generated limited revenues of these products to date. In the third quarter ended September 30, 1999, we began earning substantial revenues. As of September 30, 1999, we had an accumulated deficit of approximately $2,400,06616. We expect the operating losses to continue until we develop a sufficient network of reseller, OEMs and strategic partners generating sales revenues to cover our operating expenses. A large part of our earnings deficit is due to the issuance of equity to attract, retain and incent key personnel within the Company. This was done to preserve cash resources, and, thus, much of our earnings deficit is not attributable to actual cash outlays.

Includes and reflects $1,242,333 expense item for shares issued in lieu of cash or salary

    We will use the cash raised from the sale of securities in this offering to bring our WebView™. ViewStorage™ and CareView™ products to market, to continue our product development efforts, to expand our sales, marketing and promotional activities for the SecureView line of products, and to increase our engineering, production management, quality control, and customer support staff. We operate in a very competitive industry that requires continued large amounts of capital to develop and promote our products.  We believe that it will be essential to continue to raise additional capital, both internally and externally, to compete in this industry.

    The amount of capital that we need to raise will depend upon many factors, including, but not limited to, the rate of sales growth and market acceptance of our product lines, the amount and timing of our necessary research and development expenditures, the amount and timing of our expenditures to sufficiently market and promote our products and the amount and timing of any accessory product introductions. In addition to accessing the public equity markets, we will pursue bank credit lines and equipment lease lines for certain capital expenditures.  We currently estimate we will need between $7,000,000—$8,000,000 million to fully develop all of our products and launch our expanded business operations in accordance with our current business plan. The actual amount of capital we will need to raise will depend on a number of factors, including (i) our ability to negotiate favorable prices for purchases of necessary parts and assemblies, (ii) the number and composition of our resellers, OEMs and strategic partners, (iii) the prices we can obtain for our products and services and costs of servicing our products and delivering our services, and (iv) changes in technology. In addition, our costs and revenues could vary from the amounts we expect or budget, possibly by a material amount, and those variations are likely to affect how much additional financing we will need for our operations.

DESCRIPTION OF PROPERTY

    We lease executive office space in Englewood Colorado of approximately 2,000 square feet, including common areas, from a nonaffiliate, pursuant to standard commercial lease terms. In addition, we lease 8,000 square feet of space used for engineering design and manufacturing at 9693 Gerwig Lane, Columbia, Maryland from Lawrence Seiler, a significant shareholder of the Company. The terms of this lease are standard commercial terms, with rent being established at market. We also own engineering design, hardware and software development equipment, and manufacturing equipment and inventory on hand with an approximate replacement value of $800,000, including surface mount equipment, through-hole equipment, cable and wire harness and inspection equipment.

    We own 280,000 shares of MediaComm Broadcasting Systems, Inc., a Denver corporation, which has partnered with an Internet service provider to provide high-quality Internet access and value-added local content through an Internet service portal primarily to customers in the Denver metropolitan area. MediaComm will offer streaming live or pre-taped video over the Internet. Through agreements with RealNetworks, Inc., MediaComm Broadcasting plans to deliver events, concerts, corporate training and education, as well as archived content from a variety of licensed sources. In addition to its equity stake in MediaComm, the Company hopes to function as its technical partner with regard to its digital video requirements on the Internet. On November 3, 1999, MediaComm filed with the SEC for an initial public offering of stock at an estimated price of $1.00 per share. MediaComm plans a 3 for 1 stock split, which would bring our shareholdings to 840,000 shares.

USE OF PROCEEDS

    Our net proceeds from the sale of a maximum 1,000,000 shares of Common Stock17, at an assumed estimated public offering price per share of $5.00, after deducting expenses of this Offering, are estimated to be approximately $4,950,000. We will not receive any of the proceeds of the sale of the 691,727 shares of common stock of the Selling Shareholders. We will also not receive the proceeds from the resale of 454,000 shares of common stock underlying the Warrants; however, we will receive $908,000 of proceeds from exercise of the Warrants, so that the maximum we would receive from this offering, after deducting offering expenses, would be $5,858,000. From the proceeds we receive from this offering, including the exercise of the Warrants, we will fund additional development and marketing of our products, expand human resources, particularly in the areas of manufacturing, sales and marketing, repay debts owing to the prior shareholders of Xyros and Columbia Bank, and use it for working capital.

17 Although we are registering 691,727 shares for the Selling Shareholders, and 454,000 shares for resale upon exercise of the warrants for the selling Warrant holders, we are not responsible for offering these shares, and these shareholders will sell their shares for their own account.

    We may make temporary investments of any of the proceeds of this offering in bank certificates of deposit, interest-bearing savings accounts, prime commercial paper, United States Government obligations, money market funds or similar short-term investments. We expect to use any income derived from these short-term investments for working capital.

    The debts to the prior shareholders of Xyros, which are in the outstanding amount of approximately $125,000, including accrued and unpaid interest, are evidenced by promissory notes that accrue interest at the rate of 10% per annum monthly. These notes mature on December 31, 1999, and all principal and interest outstanding on the notes becomes due and payable at that time. Following the acquisition of Xyros, we continued Xyros's pre-acquisition practice of not paying interest on these notes. Believing that we should have discontinued this practice of not paying interest, one of the prior shareholders brought an action on October 28, 1999, before the due and payable date of the notes held by him. That debt repayment was not scheduled nor promised until December 31, 1999. Both of the shareholders to whom this $125,000 is owed are significant shareholders of View Systems, having negotiated the terms of the acquisition with themselves as major beneficiaries.

    The debt to Columbia Bank is in the approximate amount of $71,000, as of September 30, 1999. The maturity date of the loan has been extended to February 1, 2000. The loan accrues interest at the rate of prime plus 2%. We are current in payments on the note evidencing this loan.

    A portion of the net proceeds received by us from this offering may be used for the acquisition of complementary businesses, products or technologies. Although we have from time to time engaged in discussions with respect to possible acquisitions, we have no present understandings, commitments or agreements, nor are we currently engaged in any negotiations, with respect to any acquisition. None of the proceeds of the Offering are specifically designated for payments to officers or directors.

    A portion of the net proceeds received by us may be used for the acquisition of real estate to be used for operations. We are also working toward developing additional production facilities to meet anticipated demand and satisfy customer needs that we rapidly deliver large quantities of good quality product. We may allocate some of the proceeds of this offering toward that purpose; although, we have no current plans to do so.

    The uses of proceeds set forth above are estimates developed by management for the allocation of the net proceeds which may be received by us from this Offering based upon the current state of our existing and proposed business and prevailing economic conditions. These estimates are subject to future events, including changes in general economic conditions, our business plan, and the financial markets in general. Since a significant portion of the net proceeds will be applied to general corporate purposes, as working capital, we will have broad discretion as to the application of such net proceeds.

    We will pay all of the costs of this offering, with the exception of the costs incurred by the Selling Shareholders for their legal counsel and the costs they incur for brokerage commissions on the sale of their Shares.

DETERMINATION OF OUR OFFERING PRICE

    Since September 1998, our Common Stock has been traded over-the-counter and quoted on the NASD Electronic Bulletin Board under the symbol "VYST." There were approximately 190 holders of record of our Common Stock as of September 30, 1999. Interwest Transfer Company, Inc., currently, acts as transfer agent and registrar for the Common Stock. The following table presents the range of the high and low bid prices of our Common Stock as reported by the Nasdaq Trading and Market Services for the first three quarters of 1999. The quotations shown below represent prices between dealers, may not include retail markups, markdowns, or commissions and may not necessarily represent actual transactions:

Year	Quarter	High	Low

1998	Fourth Quarter	$2 1/8	$2
1999	First Quarter	$2 7/16	$2 3/16
1999	Second Quarter	$3	$2 3/4
1999	Third Quarter	$2.125	$1.968

    Upon completion of the offering (maximum), we will have outstanding an aggregate of 8,686,930 shares of Common Stock, stated as of the date of this Prospectus. These amounts are inclusive of the number of shares of Common Stock we would be obligated to issue on exercise of the Warrants, as described below (454,000 shares). In addition, we reserved for issuance 504,860 shares issuable upon exercise of outstanding options (of which 403,860 were exercisable as of December 1, 1999). The Shares offered hereby will be freely transferable without restriction or further registration under the Securities Act, except for shares which may be acquired by our "affiliates" as that term is defined in Rule 144 under the Securities Act. We also have approximately 2,666,667 million shares of Common Stock that are currently freely tradable (except for such of those shares as may be acquired by our affiliates) as of September 30, 1999. The remaining shares of Common Stock held by existing shareholders are "restricted securities" as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for exemption from registration under Rules 144 or 701 under the Securities Act or otherwise. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of (i) 1% of the then outstanding Common Shares or (ii) the average weekly trading volume in the Common Shares during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume, manner of sale and other limitations described above. None of the restricted shares held by our existing shareholders will be eligible for immediate sale in the public market under Rule 144(k). An employee or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permit non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding-period, volume-limitation or notice provisions of Rule 144 and permit affiliates to sell their Rule 701 shares without having to comply with the Rule 144 holding period restrictions, in each case commencing 90 days after the Company becomes a reporting company under the Securities Exchange Act of 1934.

    The public offering price of the Common Stock was determined by management based upon consideration of a number of factors including prevailing market conditions, certain financial information of the Company, an assessment of the Company's management, estimates of the business potential and earnings prospects of the Company, the Company's financial requirements, anticipated growth over the near term based upon the Company's current and expected revenues, the present state of the Company's industry in general and other factors deemed relevant. The public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. The Company was not profitable in its last fiscal year so net, after tax, earnings or earnings per share are not available. A price-earnings multiple cannot be calculated until positive earnings are produced. Book value is substantially less than this offering price because the Company is expected to be materially changed and enhanced by the infusion of funds from this Offering. The offering price has been determined without particular reference to asset or book value, historical earnings, or other customary evaluation criteria. The offering price represents the price at which management believes it can sell the shares to the public in this offering. Such price is subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will be maintained for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price. There is no assurance that the Company will produce future operating results that reasonably support the offering price valuation.

    The exercise price for the Warrants of Columbia Financial Group, and two other consultants was negotiated between the Company and the consultants based upon current market prices at the time of the grant of the warrants and the value of the services the consultants are providing to the Company. The shares underlying the Warrants are being registered for resale as part of this Offering pursuant to "piggyback" registration rights granted by the Company to Columbia Financial Group and the other two consultants.

DILUTION

    As of the date of this Prospectus, the net tangible book value of the Company was $1,220,268 or $.17 per share of Common Stock outstanding. "Net tangible book value per share of Common Stock" represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common stock issued and outstanding. After giving effect to the sale of the maximum amount Common Stock offered hereby by the Company at an assumed public offering price of $5.00 per share and the application of the net proceeds received by the Company from the offering, the payment of expenses of the Offering, the receipt of proceeds from exercise of the Warrants, the issuance of 454,000 shares of Common Stock upon the exercise of the Warrants, the pro forma net tangible book value of the Common Stock would have been approximately $7,078,268, or $.81 per share, representing an immediate increase in pro forma net tangible book value of $.64 per share to existing shareholders and an immediate dilution of $4.19 per share to new investors. The difference between the public offering price per share and the pro forma net tangible book value per share of Common Stock after the Offering constitutes dilution to investors in this Offering. Assuming the maximum amount of securities is going to be sold in this Offering, Investors in this Offering will have 25% percent of the outstanding shares. The post-offering value management is implicitly attributing to the entire Company (adjusting for the sale of the maximum amount of securities offered hereby) by establishing the price per security at $5.00 is $43,434,650.

    The following table illustrates the dilution of a public investor's equity in a share of common stock as of the date of this Prospectus.

Assumed public offering price per share of Common Stock	$5.00
Net tangible book value per share of Common Stock before the Offering	$.17
Increase per share attributable to new investors (maximum)	$.64
Pro forma net tangible book value per share of Common Stock after the Offering (maximum)	$.81
Dilution per share to new investors (maximum)	$4.19

    The following table summarizes, on a pro forma basis, using 9/30/99 figures, the differences between the number of shares purchased from the Company, the total consideration paid to the Company and the average price per share paid by the existing shareholders and by new investors (based upon an assumed public offering price of $5.00 per share):

	Shares Purchased		Shareholder Equity
Common Stock Only					Total Consideration	Average Price Per Share
	Number	Percent	Amount	Percent

Present Stockholders:	7,232,930	83%	$1,220,268	17%	$2,041,026	$.28	[18]
New Stockholders:	1,454,000	17%	$5,858,000	83%	$7,270,000	$5.00

Total	8,686,930	100.0	$7,078,268	100.0	9,063,500

18 Does not include the value the Company received from key personnel who provided services in exchange for issued shares or the value the Company acquired through the issuance of shares for corporate acquisitions.

    The foregoing table does not assign a value the Company received from key personnel in exchange for shares that were issued as compensation and it does not give effect to the possible issuance of 4,500,000 shares of Common Stock reserved for issuance upon the exercise of options which may be granted pursuant to the Company's 1999 Employee Stock Option Plan, options to purchase 504,860 of which have been granted, 403,860 of which are fully vested and are outstanding, as of December 31, 1999, or to any other options have been issued and are outstanding.

CAPITALIZATION

    The following table shows our capitalization as of September 30, 1999 on an actual basis and as adjusted to give effect to the Offering (assuming the maximum Shares offered hereby are sold). We are offering a total of 1,000,000 shares at $5.00 per share, and the selling shareholders will be offering 1,145,727 shares of stock held by them. No stock splits, stock dividends, or other forms of re-capitalization are planned at this time. There are no preferred shares or convertible shares. The Common Stock being offered does not have any: cumulative voting rights; other special voting rights; preemptive rights to purchase in new issues of shares; preference as to dividends or interest; preference upon liquidation; or any other special rights or preferences.

	Amount Outstanding
	As of September 30, 1999	Minimum	As Adjusted Maximum

Debt:
Short-term debt (average rate of interest 10%)	$180,709	$105,709	$0
Stockholders Equity
Common stock, 6,821,000 shares, $.001 par value	$7,261	$7,311	$8,661
Additional paid-in capital	$3,964,789	$4,164,789	$9,822,789
Retained earnings	$(2,400,066)	$(2,400,066)	$(2,400,066)
Total Stockholders Equity	$1,564,723	$1,764,789	$7,422,723
Total Capitalization	$1,745,432	$1,870,498	$7,422,723

    The foregoing table does not account for the 504,860 shares reserved to be issued upon the exercise of certain stock options that have been granted by the Company (195,000 under the View Systems, Inc. 1999 Employee Stock Option Plan and 309,860 options otherwise granted), as of December 31, 1999.

SELLING SECURITY HOLDERS

    On June 17, 1999, we entered into an agreement with Columbia Financial Services pursuant to which we agreed to pay Columbia Financial 200,000 shares and warrants to purchase another 400,000 shares at $2.00 per share in exchange for its provision of investor relations, public relations, direct marketing, publishing, public relations and advertising services to us. Further, we agreed to register for resale the shares of common stock underlying the Warrants granted to Columbia Financial at our expense as part of any registration of Company shares for sale to the public, and accordingly we must register 400,000 shares as part of this registration.

    On July 29, 1999, we entered into an agreement with Lawrence Seiler, the former sole shareholder of ETMC that we have made a Sales Manager of the Company whereby Mr. Seiler subscribed for 170,000 shares in exchange for the satisfaction of certain debts and obligations the Company owed to, or for the benefit of, Mr. Seiler. As part of this subscription agreement, the Company agreed to register 100,000 shares as part of our next registration of securities under the Securities Act of 1933.

    On August 2, 1999, we commenced an offering pursuant to Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In connection with that offering, we agreed with investors in that offering that we would register the shares those investors purchased as part of the Rule 506 offering at our expense as part of the next registration of the Company's shares under the Securities Act of 1933. We have sold shares of stock as part of this Rule 506 offering, and, pursuant to the terms of our agreements with those investors, we are registering the following shares for the following shareholders as part of this Offering: Martin J. Maassen, 35,000 shares; Michael Bagnoli, 20,000 shares; Gus Mastracci, 1,000 shares. This offering was closed on August 18, 1999.

    On October 29, 1999, we sold 100,000 shares to Jim Price and Tim Rieu, two accredited and sophisticated investors pursuant to Rule 506 and Section 4(2) and agreed, as a condition, of their subscription, to register their shares as part of our next registration of securities under the Securities Act of 1933, subject to the ability to cut back the amount of shares we would register for those investors if in the reasonable opinion of management such a cut back was necessary for the success of the offering. On November 15, 1999, we issued 200,000 shares of common stock to Leokadia Than in exchange for foregiveness of indebtedness in the principal amount of $177,000 and accrued interest of $33,000. As part of this subscription, we agreed to register 50,000 shares that were issued to Ms. Than as part of our next registration of securities under the Securities Act of 1933, subject to our ability to cut back the amount of these shares we would register if in the reasonable opinion of management such a cut back was necessary for the success of the offering. Ms. Than is the mother of our President and CEO, Gunther Than.

    On November 11, 1999, we initiated an offering of securities pursuant to Rule 506 of Regulation D of the Securities Act of 1933. As a condition of subscription in this offering, we agreed to register investor shares as part of our next registration of securities under the Securities Act of 1933, subject to the ability to cut back the amount of shares we would register for those investors if in the reasonable opinion of management such a cut back was necessary for the success of the offering. We sold 285,727 shares as part of this offering. We are registering the following shares from this Rule 506 private placement in this offering: Jim & Dotty Burg (10,000 shares); Jim McDaniel (1,200 shares); Steve Viel (1,200 shares); Richard Carey (1,200 shares); Scott Fuselier (5,714 shares); Thomas Fuselier, Colorado resident (5,714 shares) Michael Bagnoli (20,000 shares); John Thompson (20,000 shares); Jeung Hee Hwang, resident of Korea (17,000 shares); Gary Bray (5,000 shares); John Gilroy (3,700 shares); John May (10,000 shares); Joel Konicek (50,000 shares); Victor & Eileen Gruchalski (5,000 shares); Keith & Debra Company (5,000 shares); Gordon Ray Kemmerling (7,000 shares); Lisa Hedman (571 shares); Eleanore G. Hendricks (5,000 shares); Jeffrey Grahl (5,000 shares); Jane Emanuele (10,000 shares); Marie Lesniak (6,000 shares); Keith Burg (5,000 shares); Cynthia & David Gruchalski (5,000 shares); Mark & Mary Gordman (750 shares); Ed & Cindy Lesniak (3,164 shares); Seth Lesniak (1,514 shares); Mark & Molly Michaels (6,000 shares); Paul & Barbara Knoebel (20,000); Gerald Klamrowski (40,000); Bruce Lesniak/American Home Systems (10,000). We closed this offering on January 8, 2000.

    On December 9, 1999, we entered into two consulting agreements, with Tom Cloutier and Guy Parr two professionals working with the Company. Both of these consultants had been working with the Company and these agreements formalized arrangements with them as far as past and future services. Pursuant to these agreements, we granted 5 year warrants to purchase shares of common stock at $2.00 per share. We granted Tom Cloutier warrants to purchase 44,000 shares and Guy Parr warrants to purchase 10,000 shares. We agreed to register the shares for resale that could be obtained from exercise of these warrants in our next registration of securities under the Securities Act of 1933. Also, on December 9, 1999, we entered into an agreement with Magnum Worldwide Investments Ltd. where, among other things, we agreed to register 100,000 shares held by them in our next registration of securities under the Securities Act of 1933. Magnum had purchased 100,000 shares of our common stock from a third party. It had also brokered an important strategic relationship with NetServ Caribbean Ltd, for which we granted the registration rights.

    On January 10, 2000, we commenced an offering of securities pursuant to Rule 506 of Regulation D of the Securities Act of 1933. This offering is being made only to persons who would be qualified institutional buyers for purposes of Rule 144A of the Securities Act of 1933 and a limited number of large institutional accredited investors. We have agreed to register all shares sold in this offering for resale in our next registered offering pursuant to the Securities Act of 1933, as amended. We have not made any sales in this offering yet.

PLAN OF DISTRIBUTION

    We have not engaged the services of underwriters or dealers in connection with the sale of the Shares. The Shares will be freely transferable. We will offer and sell the Company's Shares on a best-efforts basis directly from the Company: (i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise; (ii) at the market or through market makers or into an existing market for the securities; or (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents; or (iv) in combinations of any of such methods of sale. The Securities will be sold at the final price established by this Prospectus and Registration. The sales will be made into an existing market for the securities; will be made by the Company to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets. A selling broker may act as agent or may acquire the securities or interests therein as principal or pledgee and may, from time to time, effect distributions of such securities and interests. If a broker/dealer acquires the Company's securities at the price established by the Prospectus and Registration, the broker/dealer may sell such securities to the public at varying prices to be determined by such dealer at the time of resale.

    The Selling Shareholders will act as principals for their own accounts in selling the Shares and may sell the Shares through public or private transactions, on or off established markets, at the price established in this Prospectus and Registration. The Selling Shareholders will receive all of the net proceeds from the sale of their Shares and will pay all commissions and underwriting discounts in connection with their sale. We will not receive any proceeds from the sale of the Selling Shareholders' Shares, but we will receive the exercise price from exercise of the Warrants. The Warrants are not being registered for sale; only the shares the warrant holders may obtain upon exercise are being registered for resale. If a dealer is utilized in the sale of the Securities in respect of which the Prospectus is delivered, the Selling Shareholder may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

    The distribution of the Shares by the Company and the Selling Shareholders is not subject to any underwriting agreement. We expect that the Company and the Selling Shareholders will sell the Shares through customary brokerage channels, including broker/dealers acting as principals (who then may resell the Shares), in private sales, or in block trades in which the broker/dealer engaged will attempt to sell the Shares as agent but position and resell a portion of the block as principal to facilitate the transaction.

    The Selling Shareholders may also pledge all or a portion of the Shares as collateral in loan transactions. Upon any default by the Selling Shareholders, the pledgee in the loan transaction would then have the same rights of sale as the Selling Shareholders under this Prospectus. The Selling Shareholders may also transfer the Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer without consideration, and upon any such transfer, the transferee would have the same rights of sale as the Selling Shareholders under this Prospectus. Finally, the Selling Shareholders and the brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to those persons could be regarded as underwriters compensation.

    From time to time, the Selling Shareholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and will be able to sell and deliver the Shares in connection with those transactions or in settlement of securities loans. In effecting sales, brokers and dealers engaged by the Selling Shareholders and Company may arrange for other brokers or dealers to participate in those sales. Brokers or dealers may receive commissions or discounts from the Selling Shareholders and Company (or, if any such broker dealer acts as agent for the purchaser of those shares, from the purchaser) in amounts to be negotiated (which are not expected to exceed those customary in the types of transactions involved.) Brokers and dealers may agree with the Selling Shareholder and Company to sell a specified number of shares at the offering price per share and, to the extent those brokers and dealers are unable to do so acting as agent for the Selling Shareholder and Company, to purchase as principal any unsold Shares at the price required to fulfill the broker dealer commitment to the Selling Shareholder and Company. Broker dealers who acquire Shares as principals may thereafter resell those shares from time to time in transactions in the over-the-counter market or otherwise and at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or negotiated transactions and, in connection with those resells, may pay to or receive from the purchasers of those Shares commissions as described above.

    We will pay all expenses of registration incurred in connection with this offering, but the Selling Shareholders will pay all brokerage commission, legal fees and other similar expenses incurred by them.

    The initial public offering price of the Common Stock set forth in this prospectus was estimated by management as a projection of the price at which the stock can be sold in this offering. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price is subject to change as a result of market conditions and other factors. At the time a particular offer of the Shares is made, to the extent it is required, we will distribute a supplement to this Prospectus that will identify and set forth the aggregate amount of Shares being offered and the terms of the offering.

    The Company and the Selling Stockholders and any other person participating in the distribution of the Shares will also be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated under it, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Shareholders, the Company and any other person. Furthermore, Regulation M of the Securities Exchange Act of 1934 may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to 5 business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. The securities offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to "institutional investors," as defined under applicable state securities law. To comply with certain states securities laws, if applicable, the Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Selling Stockholder meets the applicable state notice and filing requirements. No sales or distributions, other than as described herein, may be affected after this Prospectus shall have been appropriately amended or supplemented.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS OF THE COMPANY

    Our directors, executive officers and key employees, their respective ages and positions, biographical information on them, as of the date of this Prospectus, is set forth below. Biographical information for each of those persons is also presented below. Our executive officers are chosen by our Board of Directors and serve at its discretion. There are no existing family relationships between or among any of our directors or executive officers.

Name	Age	Position Held

Gunther Than	52	President, Chief Executive Officer, Chairman of the Board
Dr. Martin Maassen	56	Director
Dr. David Barbara	49	Director
Dr. Michael L. Bagnoli	42	Director
Andrew L. Jiranek	38	Vice President, Secretary and General Counsel
Bruce Lesniak	41	Senior Vice President of Corporate Development[19]
David Bruggeman	56	Vice President of Engineering[20]
John Curran	58	Vice President of Manufacturing[21]
Linda Than	46	Comptroller[22]

Mr. Lesniak has been given this title because it is commensurate with his operational authority and responsibilities. He is not an executive officer.

Mr. Bruggeman has been given this title because it is commensurate with his operational authority and responsibilities. He is not an executive officer.
21
Mr. Curran has been given this title because it is commensurate with his operational authority and responsibilities. He is not an executive officer.
22
Ms. Than has been given this title because it is commensurate with her operational authority and responsibilities. She is not an executive officer.

    The biographies of the Directors, Officers and Key Personnel are set forth below. All Directors hold office until the next annual shareholders meeting or until their death, resignation, retirement or until their successors have been elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining Directors.

Gunther Than, President, Director and CEO.

    Throughout his career he has been involved in leading edge technologies, and has devoted his efforts to this technology on a full-time basis since he incorporated the Company in May 1994. Prior to View Systems, Inc., he was Vice President and a Principal, from 1990 to 1994, with significant ownership of Patterson Dental Corporation, the largest dental industry supplier in the world. At Patterson, Mr. Than was instrumental in an LBO of Patterson from Beatrice Foods, borrowing $48,000,000 from Security Pacific to procure in excess of $80,000,000 in assets, with Smith Barney handling the transaction. The system changes engineered by Mr. Than facilitated repayment of the debt in less than five years. He has a reputation for originating workable and profitable solutions for complex business problems using state of the art computer processes. He has always worked hands on in bringing projects from the research and development stage through prototype to final delivery.

    Prior to Patterson Dental Corporation, Mr. Than's career included: General Manager at Rutland Biotech, Vancouver, Canada, a developer of medical and health related proprietary products; Director of Information Systems of Salkin and Linoff, a Minneapolis, MN retailer of soft goods and ladies apparel, with $100MM in sales and over 500 retail outlets including Peck and Peck; Manager of Systems and Programs, Fairway Foods, a $2MMM sales division of Holiday Worldwide, Inc, and; Systems Programmer, Twin Disc, Inc, a Wisconsin manufacturer of power transmissions for heavy equipment, ships and construction implements.

    Mr. Than is a graduate of the University of Wisconsin, with a dual degree in engineering physics and applied mathematics. He has completed graduate level studies toward a Ph.D. in mathematics at the University Of Wisconsin and towards an MBA at Marquette University. Mr. Than founded RealView Systems, Inc. in 1994 and was elected the sole Director and Officer of View Systems, Inc. in September 1998. Subsequent to assuming control of View Systems, Inc., Mr. Than oversaw the acquisitions of the Company of RealView Systems, Inc., Xyros Systems, Inc and ETMC

Bruce E. Lesniak, Senior Vice-President of Corporate Development

    Mr. Lesniak has been active in the security industry for over 15 years. The last 14 years were spent with industry leader ADT Security Services. His most recent role as National Director of Business Development aligned him with the industries highest profile accounts. As a Senior Executive with ADT, Mr. Lesniak was instrumental in driving market growth as he guided sales, implemented numerous new product releases and directed the largest and most profitable region in the company. Mr. Lesniak will aid View Systems in developing strategic business plan, create strong partner alliances and build the sales and marketing infrastructure. Mr. Lesniak received an undergraduate degree from Illinois State University and is completing his Masters in Business Administration. Mr. Lesniak heads corporate development, sales and marketing for the Company. Mr. Lesniak works mainly out of his Milwaukee, Wisconsin office, when not taking business trips for the Company.

Andrew L. Jiranek, Vice President, Secretary and General Counsel

    Mr. Jiranek has extensive experience in working with emerging companies in the high technology industry and has counseled on the business issues commonly confronting these companies. Mr. Jiranek assists the Company with securities compliance, mergers and acquisition, strategic partnering, business development, licensing and other contractual issues, including bid proposal, and employment matters. He oversees quality control and compliance with ISO certification requirements for documentation and maintenance. Prior to joining the Company in February 1999, Mr. Jiranek worked in the Honors Program at the U.S. Department of Justice and for several large law firms in Baltimore, Md. and Washington, D.C. He received his Juris Doctorate in 1987 from the College of William and Mary School of Law and an Economics Degree in 1984 from Princeton University.

David C. Bruggeman, Vice President of Engineering

    Mr. Bruggeman is responsible for overseeing the hardware design and product development for the SecureView line of remote interactive video monitoring and surveillance products, as well as CareView™, FaceView™ the VCR replacement products and the products the Company is developing for the low-end consumer retail market. Mr. Bruggeman has been designing in the computer industry for over 37 years, with an emphasis on video and audio products in the past ten years. Prior to joining the View team, Mr. Bruggeman was Director of International Business Development for Gould Computer Systems, a large multinational corporate conglomerate and Vice President of Product Management for a large publicly traded video teleconferencing company.

John Curran, Vice President of Manufacturing

    A graduate of the University of Maine, Mr. Curran has thirty years of diversified Electronic and Electromechanical Manufacturing Engineering experience. Mr. Curran specializes in Start-up Manufacturing Operations, Productivity, and Quality Assessments. Mr. Curran formerly held management position at Ant Telecommunications, Inc., as a Production Manager, Gould, Inc., as the Director of Operations, and Novatak, Inc., as Director of Manufacturing.

Linda Than, Comptroller

    Ms. Than is the Business Manager for daily operations of the Company with responsibilities for bookkeeping, payables, receivables, and other aspects of day to day operations. She has previously been employed as a Comptroller and Business Manager by RealView Systems, Inc., which was acquired by the Company in October, 1999, and View Technologies, Inc., a related company prior to working with RealView Systems and View Technologies, from 1990 to 1994, Ms. Than served as business manager for a group dental practice where her duties included physician recruitment and bottom line performance of the business. Linda Than is the wife of Gunther Than.

    Additional directors of the Company are:

    David Michael Barbara, Jr. M.D.  Dr. Barbara has held a variety of executive positions with hospitals in Lafayette, Indiana and has been a surgeon with a 120-physician multi-specialty clinic since 1986. He holds a BA from Xavier University and MD from the University of Kentucky, and is a board certified surgeon.

    Martin Maassen, MD is board-certified in Internal Medicine and Emergency Medicine and has served as a Staff Physician in the Emergency Departments of Jackson County, Deaconess, Union and St. Elizabeth hospitals in Indiana since 1977. In addition to practicing medicine he maintains an expertise in computer technologies and their medical applications. He holds a Bachelors and a MD degree from Indiana University.

    Michael L. Bagnoli, D.D.S., M.D., holds (joint/dual) degrees as a medical doctor and a dental specialist. Since 1988 he has practiced dentistry in the specialty area of oral and masiofacial surgery. Through his practice, he introduced arthroscopic surgery along with the full scope of arthroplastic and total joint reconstruction to the community. Dr. Bagnoli was founder, CEO and president of a successful medical products company, Biotek, Inc., which sold to a larger interest in 1994. His combination of training and expertise in the areas of medical and dental, as well as his success in entrepreneurial business, brings a unique and valuable strength to View.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the date of this Prospectus, the beneficial ownership of our outstanding Common Stock by (i) each person known by us to own beneficially 5% or more of our outstanding Common Stock, (ii) each of our executive officers, (iii) each of our directors, (iv) all executive officers and directors as a group, and (v) the Selling Shareholders. Beneficial ownership after this offering will depend on the number of shares actually sold by the Selling Shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentages shown in the chart, each person listed is also deemed to beneficially own any shares that have been issued as of the date of this Prospectus, the chart does not include shares that would be issued upon exercise of options, but it does include shares that would be issued upon exercise of warrants. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The inclusion of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Common Stock Beneficially Owned Prior to Offering[1]			Common Stock Beneficially Owned After Offering[2]
Name of Beneficial Owner and Relationship to Us			Number of Shares Being Registered
	Shares	Percent		Shares	Percent

Officers, Directors and 5% Shareholders
Gunther Than[23] President, CEO, Director	1,943,640	26.9%	0	1,943,640	22.3%
Bruce Lesniak Senior V.P. of Corporate Development	150,000	2.1%	10,000	140,000	1.6%
Andrew L. Jiranek[24] V.P., Secretary, General Counsel	106,000	1.5%	0	106,000	1.2%
Martin J. Maassen Director—R 506 Investor	111,000	1.5%	35,000	76,000	0
David Bruggeman Vice President, Engineering	77,000	1.1%	0	77,000.8%
Mike Bagnoli Director—R 506 Investor	40,000	0.6%	40,000	0	0
All Executive Officers, Directors & 5% Shareholders as a Group (6 persons)[7]	2,427,640	33.5%	65,000	2,342,640	26.9%
Selling Shareholders
Columbia Financial Group Consultant—Investor Relations	600,000	8.3%	400,000	200,000	2.3%
Consultants Acquiring Warrants	54,000.7%		54,000	0	0
Rule 506 Investors	417,727	5.7%	341,727	76,000.1%
Lawrence Seiler	230,000	3.2%	100,000	130,000	1.5%
Leokadia Than[25] R 506 Investor	228,333	3.1%	50,000	178,333	1.1%
Jim Price R 506 Investor	50,000.7%		50,000	0	0
Tim Rieu R 506 Investor	50,000.7%		50,000	0	0
Magnum Worldwide Investments, Ltd.	100,000	1.4%	100,000	0	0

Gunther Than's wife, Linda Than, who is the Comptroller for the Company, owns 166,700 shares of the Company's common stock. We have granted Mr. Than options to purchase 60,000 shares of common stock at an exercise price per share equal to 110% of the bid price on the date of grant, or $2.07, and options to purchase 60,000 shares of common stock at an exercise price equal to $.01 per share. We have also granted Mr. Than options to purchase 250,000 shares at an exercise price of $2.00 per share, in connection with the Company's successful acquisition of Eastern Tech, and options to purchase 59,860 shares at a exercise price of more than $2.00 per share in connection with certain redemptions of stock. As of December 31, 1999, options to purchase 359,860 of these shares had vested.

Mr. Jiranek influences the investment power and voting power of 6,000 shares held by his three children, Alice, Frances and Jay. Mr. Jiranek does not disclaim beneficial ownership of his children(1)s shares. We have granted Mr. Jiranek options to purchase 18,000 shares of common stock at an exercise price equal to 110% of the bid price on the date of grant, or $2.07, and options to purchase 18,000 shares of common stock at an exercise price equal to $.01 per share. As of December 31, 1999, options to purchase 15,000 of these shares had vested.
25
Leokadia Than is Gunther Than's mother. Gunther Than does not claim beneficial ownership of Leokadia Than's shares.

DESCRIPTION OF SECURITIES

    Our authorized capital consists of 50,000,000 shares of Common Stock, $0.001 par value. As of the date of this Prospectus, there were 7,232,930 shares of Common Stock issued and outstanding, and this is the Company's only class of stock. An additional 504,860 shares of Common Stock are subject to issuance upon the exercise of outstanding share options (of which 403,860 are presently exercisable), as of December 31, 1999, up to an additional 454,000 shares may be issued to certain Warrant Holders upon the exercise of warrants acquired by that party in exchange for services and the payment of the exercise price of $2.00 per share. As of September 30, 1999, there were approximately 190 holders of record of the Common Stock.

Common Stock

    Each share of our common stock has the same relative rights and is identical in all respects with every other share of common stock. The holders of the Common Stock are entitled to one vote for each share they hold of record on all matters submitted to a vote of our stockholders. No holder of any class of stock of the Company has preemptive rights with respect to the issuance of shares of that or any other class of stock and the common stock is not entitled to cumulative voting rights with respect to the election of directors.

    The holders of common stock are entitled to pro rata dividends and other distributions if, as, and when declared by the board of directors out of assets legally available for the payment of dividends. The payment by the Company of dividends, if any, in the future rests within the discretion of the Board of Directors. The Company has not paid or declared any dividends. Upon the liquidation, dissolution or winding up of the Company, the holder of each share of common stock is entitled to share equally in the distribution of the Company's assets after the payment of liabilities. The holders of common stock are not entitled to the benefit of any sinking fund provision. The shares of common stock are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company. All shares of common stock outstanding are fully paid and non-assessable.

Preferred Stock

    We have not authorized any class of stock other than common stock, but the Articles of Incorporation and By-laws do not prohibit the issuance of preferred stock where determined by the Board of Directors that such issuance is in our best interests. We will not issue preferred stock to insiders on terms more favorable than would be offered to third parties.

Transfer Agent

    The Transfer Agent for the Common Stock of the Company is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

Stock Options.

    On August 13, 1999, our Board of Directors adopted the View Systems, Inc. 1999 Employee Stock Option Plan (the "Stock Option Plan") and on August 20, 1999, our shareholders adopted the Stock Option Plan at a special meeting of shareholders in lieu of annual meeting. The Stock Option Plan provides a mechanism for the Company to incent executives, employees and other key personnel to provide services to the Company. The Stock Option Plan provides for two kinds of options: incentive stock options and non-qualified stock options.

Stock Warrants.

    We have entered into an agreement with Columbia Financial Group whereby we have granted Columbia Financial five year warrants to purchase 400,000 shares at $2.00 per share, exercisable one year from date of grant. We agreed to register for resale the shares that can be acquired upon exercise of these warrants in our next registration of securities pursuant to the Securities Act of 1933, as amended. In addition, we granted five year warrants to purchase 54,000 shares to two consultants to the Company. We also agreed to register for resale the shares that can be acquired upon exercise of these warrants in our next registration of securities pursuant to the Securities Act of 1933, as amended. All of these stock warrants are unexercised.

Registration Rights.

    We have granted contractual "piggyback" registration rights to investors in the Company's Rule 506 offerings of securities, to investors as part of certain isolated investment transactions and to Columbia Financial and two other consultants. The registration rights we granted those Selling Shareholders provided that we would register their shares as part of our next registration of securities under the Securities Act of 1933, as amended. The "registerable securities" covered by the rights include 196,000 shares of common stock sold in the Rule 506 offerings, 150,000 shares of common stock sold in certain isolated investment transactions, 100,000 shares of stock sold to Lawrence Seiler and 454,000 shares of common stock that can be obtained upon exercise of outstanding warrants. Pursuant to the registration rights we granted, we are required to include the indicated shares as part of our next registration, subject to certain "cut-back" rights, which is achieved by this Prospectus and Registration Statement. We are obligated to pay all fees, disbursements and out-of-pocket expenses and costs connected with the preparation and filing of the registration statement and complying with applicable securities and Blue Sky Laws. The holder of the shares subject to the registration statement are obligated to bear the costs, pro rata, of any underwriting discounts and commissions, if any, applicable to the registered securities being register able, as well as the fees of their own counsel.

Summary Of Articles Of Incorporation and By-laws Of View Systems, Inc.

    The following is a summary of the material provisions of the articles of incorporation of the Company. The full text of the articles of incorporation are attached as an exhibit to this Registration Statement.

    The power to issue additional shares of common stock rests with the board of directors of the Company, which may help delay or deter a change in control by increasing the number of shares needed to gain control. The following provisions of the Company's articles of incorporation may also have the effect of preventing, discouraging or delaying any change in control of the Company.

Staggered Terms for Directors

    The Company's articles of incorporation provide for a board of directors of at least one (1) person, which can be increased as provided in the Corporation's By-laws.

Acquisition Offers

    The board of directors, when evaluating any offer of another person to: (i) make a tender or exchange offer for any equity security of the Company; (ii) merge or consolidate the Company with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its business judgment in determining what is in the best interest of the Company and its shareholders, give due consideration to all relevant factors, including, without limitation: (i) the consideration being offered; (ii) the social and economic effect of acceptance of such offer on the Company's present and future customers and employees and those of its subsidiaries, as well as on the communities in which the Company and its subsidiaries operate or are located; (iii) the ability of the Company to fulfill its corporate objectives as a financial institution holding company; and (iv) the desirability of maintaining independence from any other business entity.

Control Share Acquisitions

    Our articles of incorporation exempt us from the Florida Statutes governing control-share acquisitions. Generally, under the statute, a person intending to acquire 20% or more of our shares must give us notice of such intent and request approval of the acquisition by the board of directors. If the board of directors fails to approve the acquisition then such persons may request a meeting of the shareholders at which shareholders will be given an opportunity to vote on whether such shares will be accorded full voting rights. Refusal by the shareholders to accord full voting rights would result in the proposed acquirer obtaining shares that could not be voted on any matters to come before the shareholders. Certain acquisitions are exempt from the effects of the statute, such as mergers, business combinations or other acquisitions that have been approved by the board of directors, as well as acquisitions of shares issued by us in our original offering or in subsequent offerings approved by the Board.

Other Provisions.

    Under Florida law, the selection of a period for achieving corporate goals is the responsibility of the directors. In addition, the directors and officers, in exercising their respective powers with a view to the interest of the corporation, may consider (i) the interest of the corporations employees, suppliers, creditors and customers, (ii) the economy of the state and the nation, (iii) the interest of the economy and of society and (iv) the long-term, as well as short-term, interests of the corporation and its stockholders, including the possibility that those interests may be best served by the continued independence of the corporation. The directors may also resist any change or potential change of control of the corporation if the directors, by majority vote of a quorum, determine that a change or potential change is opposed to or not in the best interest of the corporation "upon consideration of the interest of the corporations stockholders," or for one of the other reasons described above. The directors may also take action to protect the interests of the corporation' stockholders by adopting or executing plans that deny rights, privileges, powers or authority to a holder of a specific number of shares or percentage of share ownership or voting power.

Reports to Security Holders

    The Company intends to send to its Shareholders, copies of its Annual Report on Form 10KSB, which report contains audited financial statements but does not intend to send its interim quarterly reports to its Security Holders. Upon request, the Company will provide copies to its Shareholders of its Quarterly Reports filed on Form 10Q-SB with the Securities and Exchange Commission. Pursuant to notice mailed to all shareholders in accordance with the By-laws of the Company, the Company held a special meeting, in lieu of annual meeting, of shareholders on August 27, 1999, and did not solicit proxies in connection with that meeting. A quorum was present at that meeting and a number of matters were approved, including election of directors for the coming year, appointment of auditors and transfer agent for the coming year, and adoption of the Company's restricted share plan and stock option plan.

INTEREST OF NAMED EXPERTS AND COUNSEL

    Our financial statements at December 31, 1998 and 1997, and for the periods ending then, have been audited by Stegman & Company, as set forth in this report at the end of this Prospectus, and are included in reliance on that report given on the authority of that firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    The FBC Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Florida law does not provide for indemnification for (i) an act or omission that involves intentional misconduct or a knowing violation of a law, or (ii) payment of improper distributions. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the FBC Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the director or officer and incurred by the director or officer in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the FBC Act.

    The Company's Articles of Incorporation provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law. The Articles also authorize the board of directors to advance expenses incurred in connection with the defense of any action, suit or proceeding that the director or executive officer was a party to by reason of the fact that he or she is or was an officer or director of the Company and to procure insurance on behalf of such an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him pursuant to our articles of incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, or officers or persons controlling us pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    There is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that would result in a claim for such indemnification.

LEGAL PROCEEDINGS

    Hal Peterson, a former Vice President of Sales and Marketing of Xyros and a trust he controls filed suit against the Company on October 28, 1999. The lawsuit alleges that the Company has not timely paid interest and other monies due Hal Peterson, which Xyros had agreed to pay under two promissory notes made by Xyros, in the original principal amounts of $45,000 and $30,000, respectively. As part of its acquisition of Xyros, we guarantied the repayment of these promissory notes. The outstanding principal under the promissory notes was not due until December 31, 1999, and the dates for payment of accrued interest are not specified. Prior to our acquisition of Xyros, that company, which was controlled by Hal Peterson, had not paid interest on the notes and we intended at the time of acquisition to pay the notes in full when we had raised sufficient working capital to pay the notes. We are defending the lawsuit on the grounds that the outstanding principal was not due until December 31, 1999, and the dates for payment of accrued interest are not specified in the promissory notes. We intend to pay these promissory notes from the proceeds of this offering. Hal Peterson beneficially owns a substantial stake in View Systems, Inc. due to provisions he negotiated as part of our acquisition of Xyros.

    Other than these proceedings, we are not a part of any material pending legal proceedings and no such action by, or to the best of its knowledge, against the Company, has been threatened.

TRANSACTIONS WITH PROMOTERS

    The Company has no promoters that are not officers or directors, whose transactions are described elsewhere in this Registration Statement..

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following information summarizes certain transactions either we engaged in during the past two years, or we propose to engage in, involving our executive officers, directors, 5% stockholders or immediate family members of those persons:

    Former Shareholder Loans to Company.  The former shareholders and management of Xyros loaned monies to Xyros for working capital, and took back promissory notes, which mature on December 31, 1999, and accrue interest at the rate of 10% per annum. As part of our acquisition of Xyros, we agreed to guaranty the repayment of this indebtedness. As of September 30, 1999, the outstanding principal amount of these loans had been paid down to $110,000. Some of the management of Xyros became involved in the management of the Company following the acquisition and some did not.

    Gunther Than, Chairman of the Board, President, and CEO of View Systems, acquired 1,046,800 shares of common stock as a result of the Company's acquisition of RealView Systems, Inc. He also acquired 300,000 shares under the View Systems, Inc., 1999 restricted share plan and 300,000 shares in exchange for a restrictive covenant-not-to-compete and covenant not to solicit employees and customers. In connection with the acquisition of ETMC, Mr. Than received bonus compensation in the amount of 250,000 shares and an option to purchase another 250,000 shares at $2.00 per share. Mr. Than has also been granted the following options under the View Systems, Inc. 1999 Employee Stock Option Plan: an incentive stock option to purchase 60,000 shares at 110% of the traded price as quoted on the NASDAQ OTCBB on the date of grant, or $2.07, which options vest at the rate of 5,000 shares per month beginning September 1, 1999; a non-qualified option to purchase 60,000 shares at $.01 per share, which options vest at the rate of 5,000 shares per month beginning September 1, 1999. On May 27, 1999, we entered into a redemption agreement with Mr. Than, whereby we redeemed 25,000 shares of common stock owned by Mr. Than in exchange for a total cash payment of $50,000. As part of this agreement, we granted Mr. Than an option to purchase back these 25,000 shares for $50,000, plus interest on $50,000 from May 27, 1999, to the date of redemption, at a rate of 10% per annum. On September 30, 1999, the Company redeemed 34,860 shares of common stock of Gunther Than in exchange for forgiveness of $67,719.35 in loans Gunther Than had taken from the Company during 1999. As part of this agreement, Mr. Than was granted an option to purchase these 34,860 shares back for $67,719.35, plus interest at the rate of 10% per annum thereon from September 30, 1999, to the date of redemption. Mr. Than continues to be indebted in the amount of approximately $20,000 in loans he has taken from the Company during 1999. The Company has also issued 200,000 shares of common stock to Leokadia Than, Gunther Than's mother, in exchange for forgiveness of loans totaling $177,000 and unpaid and accrued interest in the amount of $33,000 on these loans. Mr. Than disclaims beneficial ownership of Leokadia Than's shares.

    Andrew L. Jiranek, Vice President, Secretary and General Counsel of View Systems, received 100,000 shares of common stock under the Company's 1999 Restricted Share Plan. Mr. Jiranek has also been granted the following options under the View Systems, Inc. 1999 Employee Stock Option Plan: an incentive stock option to purchase 18,000 shares at 110% of the traded price as quoted on the NASDAQ OTCBB on the date of grant, or $2.07, which options vest at the rate of 1,500 shares per month beginning September 1, 1999; a non-qualified option to purchase 18,000 shares at $.01 per share, which options vest at the rate of 1,500 shares per month beginning September 1, 1999.

    Bruce Lesniak, Senior Vice President of Corporate Development has been granted 140,000 shares of stock under the Company's 1999 Restricted Share Plan. Mr. Lesniak has also purchased 10,000 shares of the Company's common stock as part of its Rule 506 offering, under the terms established in that offering.

    David Bruggeman, Vice President of Engineering, is the beneficiary under the Company's restricted share plan of 48,000 shares of the Company's common stock. He also received 39,000 shares in the Xyros share exchange.

    John Curran, Vice President of Manufacturing, is the beneficiary under the Company's restricted share plan of 12,000 shares of the Company's common stock.

    Martin Maassen, Director, received $21,000.00 in consulting fees from the Company prior to becoming a Director of View Systems. He also purchased 111,000 shares from the Company on August 18, 1999, as part of its Rule 506 offering, at terms established for that offering.

    Mr. Michael Bagnoli purchased 20,000 shares from the Company on August 8, 1999, as part of its Rule 506 offering, at terms established for that offering.

    Linda Than, the wife of Gunther Than, and Comptroller for the Company, is the beneficiary of 100,000 shares under the Company's restricted share plan and was the recipient of 66,700 shares of the issuers common stock in the RealView share exchange.

    View Technologies, Inc., a privately held Colorado corporation founded in 1994, is a related company. It was founded and organized by Gunther Than, President, CEO and Board Chairman of View Systems, Inc. View Technologies produces software and hardware products used in computer networks, which transmit and store diagnostic medical imagery. View Technologies also integrates these products in customer installations, thereafter supporting the installed base. View Technologies has been mainly involved in research and development since its incorporation in 1994, principally in the area of compression and decompression of digital files containing diagnostic medical imagery. At the current time, View Technologies is supporting two beta sites, at John Hopkins Bayview Medical Center in Baltimore, Maryland and St. Vincent's Hospital in Indianapolis, Indiana; although it is currently negotiating additional installations. It also licenses a software package it has created for use in the veterinary industry to an exclusive distributor, Veterinary Imaging Centers, Inc., an Ohio corporation. Royalties from the licensing of this software product have been steadily increasing; however, currently only approximately 50 copies of this software have been licensed and are in use.

    Some of the shareholders of View Technologies were also shareholders in RealView Systems, Inc., a company acquired by View Systems, Inc. in October 1998. View Technologies has developed its own software for compressing digital files containing sound and image data. View Technologies has licensed this software to RealView Systems; however, it is believed that this software will be unsuitable for integration into View Systems products because it has been optimized for medical imagery. Therefore, View Systems, is developing, and plans to license, its own proprietary compression formulations. View Technologies and View Systems share human resources and Gunther Than is also the President and Chief Executive Officer of View Technologies. The companies account for any and all resources that are jointly used by both companies. View Technologies operates out of space adjoining the space occupied by View Systems in Columbia, Maryland. From time to time, as is necessary, View Systems and/or View Technologies will loan each other monies. On September 30, 1999, we redeemed 130,937 shares of its common stock, which shares were restricted with the meaning of Rule 144 of the Securities Act of 1933, held by View Technologies for the redemption price of $2.13 per share, resulting in a cancellation of a stock certificate held by View Technologies evidencing 130,937 shares and a cancellation of View Technologies indebtedness of $278,895.81 to the Company. View Technologies is indebted to the Company in the approximate amount of $50,000, as of September 30, 1999.

MARKET FOR COMMON EQUITY AND
RELATED SHAREHOLDER MATTERS

    The shares of View Systems, Inc., the Registrant, trade on the OTC Bulletin Board under the symbol "VYST" with a Standard and Poors Cusip # 926706102. The Company is listed in the Standard and Poors Industrial manual. As of September 30, 1999, the Company listed 169 Shareholders of record.26 The recent high bids and low bids, from the National Quotation Bureau, were:

The shareholder count does not include the shareholders that use CEDE & Co as their nominee. Most shareholders who deposit their shares with a broker use CEDE & Co. as a nominee. As of September 30, 1999, CEDE & Co. was the nominee for 2,399,067 shares. We believe there are many shareholders using CEDE & Co as nominee.

	High	Low

December 31, 1998	2 1/8	2
March 31, 1999	2 7/16	2 3/16
June 30, 1999	3	2 3/4
September 30, 1999	2 1/8	1 15/16

    There are fourteen broker-dealers listed as traders of the Company stock, as of December 1, 1999.

Knight Securities, Inc. Hill Thompson Magid & Co., Inc. Sharpe Capital, Inc. Wilson-Davis & Co., Inc. W. H. Myerson & Co., Inc.	Wien Securities Corp. Herzog, Heine, Geduld, Inc. Paragon Capital Corporation Global Financial Group, Inc. GVR Company	USCC Trading/A Division of Fleet Securities Mayer & Schweitzer, Inc. North American Institutional Brokers Spencer Edwards, Inc.

    These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions

    The Company's shares will be subject to Section 15(g) and Rule 15g-9 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth-certain requirements for transactions in penny stocks and title 15g-9(d)(1) incorporates the definition of penny stock that is found in Rule 3a51-1 of the Exchange Act.

    The Commission generally defines penny stock to be any equity security that has a market price less the $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation from the NASDAQ stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the Commission. If the Company's shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, who generally are persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

    For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in the Company's Common Stock and may affect the ability to shareholders to sell their shares.

Dividend Policy

    The Company has not declared or paid cash dividends or made distributions in the past, and the Company does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. The Company currently intends to retain and invest future earnings to finance its operations.

EXECUTIVE COMPENSATION

    The following table sets forth certain compensation concerning remuneration for the fiscal year ending December 30, 1999.

Name	Capacities	Fiscal Year	Salary/ Retainer Payments ($)	Bonus ($)	All other Compensation ($)

Gunther Than	President, CEO and Director	1999	$72,000	Stock	Stock
David Bruggeman	Vice President, Engineering	1999	$72,000		Stock
Andrew L. Jiranek	VP, General Counsel & Corporate Secretary	1999	$72,000		Stock
John Curran	Vice President, Manufacturing	1999	$60,000		Stock
Bruce Lesniak	Senior Vice President of Corporate Development	1999	$48,000		Stock
Linda Than	Comptroller & Business Manager	1999	$30,000		Stock

Gunther Than, President, CEO, Director

    Mr. Than has an executive employment agreement for $6,000.00 per month and 300,000 shares of the issuer's common stock in exchange for a restrictive covenant-not-to-compete or solicit Company employees. Mr. Than's employment agreement will continue in effect unless terminated by either Mr. Than or the Company on a sixty-day notice. Mr. Than also participates in the Company's restricted share plan for 300,000 shares. 150,000 of these shares have already fully vested under the restricted share plan and 150,000 of these shares are due to fully vest on April 2, 2000 if Mr. Than is still employed with the Company. Mr. Than has also received a bonus stock payment of 250,000 shares and an option to purchase 250,000 shares for $2.00 per share, in connection with the Company's acquisition of ETMC. Mr. Than has also received, under the View Systems, Inc. 1999 Stock Option Plan, an incentive stock option to purchase a total of 60,000 shares and a non-qualified option to purchase another 60,000 shares under the Company's 1999 stock option plan. These options vest under the stock option plan at the rate of an incentive option to purchase 5,000 shares and a non-qualified option to purchase 5,000 shares every month beginning September 1, 1999, and July 1, 1999, respectively.

Bruce Lesniak, Senior Vice-President of Corporate Development

    Mr. Lesniak has an independent contractor agreement for $4,000 per month. Either party may cancel said agreement on thirty days notice. Mr. Lesniak has also participated in the Company's restricted share plan for 140,000 fully vested shares. The Company has also agreed, for every month of service, to grant Mr. Lesniak options to purchase 4,000 shares of the Company's common stock for a nominal option price.

Andrew L. Jiranek, Vice President, Secretary & General Counsel

    Mr. Jiranek has an employment agreement for $6,000.00 per month. Either party may cancel said agreement on sixty days notice. Mr. Jiranek has also participated in the Company's restricted share plan for 100,000 fully vested shares. Mr. Jiranek has also received, under the View Systems, Inc. 1999 Stock Option Plan, an incentive stock option to purchase a total of 18,000 shares and a non-qualified stock option to purchase a total of 18,000 shares. These options vest under the stock option plan at the rate of an incentive option to purchase 1,500 shares and a non-qualified option to purchase 1,500 shares every month, beginning September 1, 1999, and July 1, 1999, respectively.

David C. Bruggeman, Vice President of Engineering

    Mr. Bruggeman has an employment agreement with View Systems, Inc., whereby he receives $6,000.00 per month, which agreement may be canceled by either party on thirty days notice. Mr. Bruggeman has also participated in the Company's restricted share plan for 48,000 shares. These shares are vesting at a rate of 4,000 shares per month beginning March 1, 1999.

John Curran, Vice President of Manufacturing

    Mr. Curran has an employment agreement with ETMC whereby he receives $5,000.00 per month, which agreement may be canceled by either party on thirty days notice. Mr. Curran has also received 12,000 shares under the Company's restricted share plan. These shares are vesting at a rate of 1,000 shares per month beginning July 1, 1999.

Linda Than, Comptroller & Business Manager

    Ms. Than does not have a written employment agreement with the Company, however, she receives $2,500 per month in exchange for her services. Ms. Than has also received 100,000 fully vested shares under the Company's restricted share plan.

    There are no annuity, pension, or retirement benefits proposed to pay officers, directors, or employees of the Corporation in the event of retirement pursuant to any presently existing plan provided or contributed to by the Corporation or any of its subsidiaries.

    No remuneration other than that reported in this paragraph is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan that presently exists.

Board of Directors.

    Our Articles of Incorporation provide for a Board of Directors consisting of between 1 and 7 persons. The number of directors can be increased as provided in our by-laws by the board of directors. Our directors serve for terms of one year.

Board of Directors Committees.

    Our Board of Directors has established an executive compensation committee and it will establish an audit committee. Each of these committees will be responsible to the full Board of Directors, and, in general, its activities will be subject to the approval of the full Board of Directors.

    The audit committee will be primarily charged with the review of professional services provided by our independent auditors, the determination of the independence of those auditors, our annual financial statements, and our system of internal accounting controls. The audit committee will also review such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it finds appropriate or as is brought to its attention, including our selection and retention of independent accountants. We anticipate that non-employee, outside directors will comprise, in part, the audit committee.

    The compensation committee is charged with the responsibility of reviewing executive salaries, administering bonuses, incentive compensation and our stock option plans and approving our other executive officer benefits. The compensation committee will also consult with our management regarding pension and other benefit plans, and our compensation policies and practices in general. The compensation committee consists of three outside directors.

Compensation of Directors.

    We do not have any standard arrangement for compensating our directors for the services they provide to the Company in their capacity as directors, including services for committee participation or for special assignments.

Employment Agreements.

    We have adopted a policy of entering into employment agreements with our senior management, and have entered into such agreements with Messers. Than, Bruggeman, Curran, Lesniak and Jiranek. The terms of the employment agreements for Messers Than and Jiranek begun on June 1, 1999, and may be terminated on 60 days notice, provided that if termination is without cause, these executives are entitled to severance payments for three (3) years equal to the salary and bonuses they received in the year prior to termination. Under the agreements, Mr. Than is entitled to receive an initial base salary of $72,000 and Mr. Jiranek is entitled to receive an initial base salary of $60,000. In addition, Mr. Than and Mr. Jiranek are entitled to receive such stock options and incentive stock payments as are established by the Board. Mr. Than has received 300,000 shares and Mr. Jiranek has received 100,000 shares under the Company's restricted share plan. In connection with the ETMC acquisition, Mr. Than received stock bonus compensation of 250,000 shares and options to purchase 250,000 shares at a exercise price of $2.00 per share. Mr. Than has received options to acquire 120,000 shares, with the strike price for the non-qualified option to purchase 60,000 shares set at $.01 per share and the strike price for the qualified incentive stock option set at 110% of fair market value on the date of grant. These options vest in monthly amounts at the rate of 10,000 shares per month. Mr. Jiranek has received options to acquire a total of 36,000 shares, with the strike price for the non-qualified option to purchase 18,000 shares set at $.01 per share and the strike price for the qualified incentive stock option set at 110% of fair market value on the date of grant. These options vest in monthly amounts at the rate of 1,500 shares per month. The agreements for Mr. Than and Mr. Jiranek provide for non-compete, confidentiality and non-circumvention provisions and Mr. Than received 300,000 in stock in consideration for his non-compete covenants. These agreements expressly survive acquisition by another Company. Mr. Lesniak has entered into an independent contractor agreement whereby he is to receive the monthly sum of $4,000, plus stock compensation accruing at the rate of 4,000 shares per month. The agreement contains confidentiality, non-solicitation and conflict of interest protections for the Company. In addition, under the agreement, Mr. Lesniak is to receive commissions for sales of products and any negotiated business combination he procures, upon such terms as are subsequently agreed at the time the opportunity is identified. Under the agreement, Mr. Lesniak has received 140,000 shares as incentive stock compensation. Either party on 60 days notice can terminate the agreement, provided that if Mr. Lesniak is terminated without cause, he is entitled to his monthly payments and bonus for a year equal to the monthly payments and bonus he received in the year prior to termination. Mr. Bruggeman has entered into an employment agreement on May 12, 1999, with an initial base salary of $72,000 and such employee benefits as are established by the Company. Either party may terminate Mr. Bruggeman's employment on thirty (30) days notice. This agreement provides for confidentiality, non-solicitation and non-compete protections and contains an assignment of intellectual property clause. Mr. Bruggeman has received 48,000 shares under the Company's restricted share plan, vesting in the amount of 4,000 shares per month. ETMC has entered into an employment agreement with Mr. Curran, effective July 1, 1999. Mr. Curran's agreement with ETMC provides for an initial base salary of $60,000 per annum. plus employee benefits, 2 weeks paid vacation, and the right to receive 12,000 shares under the Company's restricted share plan. The shares under the Company's restricted share plan vest at the rate of 1,000 shares per month. The agreement may be terminated on 30 days notice, with or without cause. The agreement provides for non-compete, non-solicitation and confidentiality protections to the Company.

Part F/S—Financial Information
INDEX TO FINANCIAL STATEMENTS
VIEW SYSTEMS, INC

Audited Financial Statements:	Page

Independent Auditor's Report
Balance Sheet at December 31, 1998
Statements of Operations for Years Ended December 31, 1998 and 1997
Statements of Stockholder's Equity (Deficit) for the Years Ended December 31, 1998 and 1997
Statements of Cash Flows for the Years Ended December 31, 1998 and 1997
Notes to Financial Statements
Interim Financial Statements (Unaudited):
Balance Sheets at September 30, 1999 and December 31, 1998
Statement of Operations for the Three Months and Nine Months Ended September 30, 1999 and 1998
Statement of Cash Flows for the Nine Months Ended September 30, 1999 and 1998
Notes to Interim Financial Statements

VIEW SYSTEMS, INC.
(A Development Stage Company)
REPORT ON AUDITS OF CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 1998 AND 1997

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
View Systems, Inc.
9693 Gerwig Lane, Suite O
Columbia, Maryland 21046

And

925 West Kenyon Avenue
Suite 15
Englewood, Colorado 80110

    We have audited the accompanying consolidated balance sheet of View Systems, Inc. (a development stage company) and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of View Systems, Inc. for the year ended December 31, 1997, were audited by other auditors whose report dated July 23, 1998, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of View Systems, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Stegman & Company
Certified Public Accountants
Suite 200, 405 East Joppa Rd.
Towson, Md. 21286
May 15, 1999

VIEW SYSTEMS, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 1998

ASSETS
CURRENT ASSETS:
Cash	$169,899
Due from affiliated entity	3,663
Accounts receivable	13,599
Inventory	4,574

Total current assets	191,735

PROPERTY AND EQUIPMENT:
Equipment	22,429
Software tools	10,263

32,692
Less accumulated depreciation	21,580

Net value of property and equipment	11,112

OTHER ASSETS—Software developmental costs	72,223

TOTAL ASSETS	$275,070

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,071
Note payable—bank	65,000
Notes payable—stockholders	173,000
Taxes payable	2,915

Total current liabilities	270,986

STOCKHOLDERS' EQUITY:
Common stock—par value $.01, 50,000,000 shares authorized, issued and outstanding—4,316,667	4,317
Additional paid-in capital	406,253
Deficit accumulated during development stage	(406,486)

Total stockholders' equity	4,084

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$275,070

See accompanying notes.

VIEW SYSTEMS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	1998	1997	Cumulative from January 26, 1989 (Inception) to December 31, 1998

REVENUE:
Sales and other income	$31,438	$—	$50,555
Cost of goods sold	20,891	—	22,097

GROSS PROFIT ON SALES	10,547	—	28,458

OPERATING EXPENSES:
Advertising and promotion	3,959	1,222	17,894
Automobile	—	—	1,728
Depreciation	4,706	4,526	21,580
Dues and subscriptions	250	—	250
Insurance	1,268	—	1,268
Interest	10,054	233	10,337
Miscellaneous expense	1,343	—	27,556
Office expenses	106,375	2,264	135,008
Professional fees	10,819	5,054	60,130
Consulting	45,415	—	45,415
Rent	52,204	8,375	67,397
Repairs and maintenance	—	—	3,570
Travel and entertainment	13,465	720	31,361
Utilities	4,246	2,443	11,450
Total expenses	254,104	24,837	434,944

NET LOSS	$(243,557)	$(24,837)	$(406,486)

LOSS PER SHARE:
Basic	(.06)	(.01)

Diluted	(.06)	(.01)

See accompanying notes.

VIEW SYSTEMS, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	Common Stock	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity (Deficit)

Balance at January 1, 1997	$4,150	$156,570	$(138,092)	$22,628
Net loss	—	—	(24,837)	(24,837)

Balance at December 31, 1997	4,150	156,570	(162,929)	(2,209)
Sale of common stock	167	249,683	—	249,850
Net loss	—	—	(243,557)	(243,557)

Balance at December 31, 1998	$4,317	$406,253	$(406,486)	$4,234

See accompanying notes.

VIEW SYSTEMS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

	Years Ended December 31,		Cumulative from January 26, 1989 (Inception) to December 31, 1998
	1998	1997

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(243,557)	$(24,837)	$(406,486)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	4,706	4,526	21,580
Changes in operating assets and liabilities:
Accounts receivable	(13,599)	—	(13,599)
Inventory	(4,574)	—	(4,574)
Software development costs	(22,077)	(13,792)	(72,223)
Due (to) from affiliated entity	(573)	8,543	(3,663)
Accounts payable	23,386	7,517	30,071
Taxes payable	2,915	—	2,915

Net cash (used) provided by operating activities	(253,373)	(18,043)	(445,979)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,604)	(4,050)	(32,692)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans provided by stockholders	180,019	13,000	173,000
Proceeds from notes payable	—	—	65,000
Proceeds from issuance of stock	249,850	9,100	410,570

Net cash provided by financing activities	429,869	22,100	648,570

NET INCREASE IN CASH	169,892	7	169,899
CASH AT BEGINNING OF YEAR	7	—	—

CASH AT END OF YEAR	$169,899	$7	$169,899

See accompanying notes.

VIEW SYSTEMS, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

    View Systems, Inc. (the "Company") has been in the development stage since its formation on January 26, 1989. It designs and develops high technology software used in conjunction with surveillance capabilities. The technology utilizes the compression and decompression of digital inputs. Operations, since formation, have been devoted primarily to raising capital, developing the technology, promotion, and administrative functions.

  Basis of Consolidation

    The consolidated financial statements include the accounts of View Systems, Inc. and its wholly owned subsidiaries, Real View Systems, Inc. and Xyros Systems, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

    The Company and its subsidiaries recognize revenue and the related cost of goods sold upon shipment of the product.

  Property and Equipment

    Property and equipment is recorded at cost and depreciated over their estimated useful lives, using the straight-line and accelerated depreciation methods. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in the results of operations. The useful lives of property and equipment for purposes of computing depreciation are as follows:

Equipment	5—7 years
Software tools	3 years

    Repairs and maintenance charges, which do not increase the useful lives of assets, are charged to operations as incurred. Depreciation expense for the years ended December 31, 1998 and 1997 amounted to $4,706 and $4,526, respectively.

  Advertising

    Advertising costs are charged to operations as incurred.

  Loss Per Share

    Loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding.

  Income Taxes

    Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets or liabilities are recovered or settled.

  Use of Estimates

    Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from the estimates that were used.

2. UNINSURED CASH BALANCES

    The Company maintains its cash balances at a regional bank, located in Laurel, Maryland. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances were approximately $69,899 at December 31, 1998.

3. SOFTWARE DEVELOPMENT COSTS

    The Company accounts for computer software development costs, in accordance with Statement of Financial Accounting Standards No. 86,Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.Capitalized costs will be amortized over the estimated product life on the straight-line basis. As of December 31, 1998, the Company has recorded no amortization since a final product has yet to be completed and marketed.

4. RELATED PARTY TRANSACTIONS

    The Company's major stockholders also own interests in a related corporation—View Technologies, Inc. The two companies enter into various transactions throughout the year to provide working capital to one another when necessary. At December 31, 1998, View Technologies, Inc. owed the Company $3,663.

    Additionally, the Company has entered into a licensing agreement with View Technologies, Inc. Under the terms of this agreement, the Company will pay a source code license fee in an amount equal to 5% of gross sales derived from use of the software to View Technologies, Inc. Payment of this fee will cease when total fees of $50,000 have been paid. In addition, upon delivery of a copy of the software to a customer, the Company will remit a sublicense fee equal to 5% of gross sales to View Technologies, Inc. This software license agreement commenced in October 1997 and has a ten-year term. At December 31, 1998, the Company has yet to generate any sales with respect to this agreement.

5. NOTE PAYABLE—BANK

    One of the Company's subsidiaries has a demand note payable with a bank having an outstanding balance of $65,000 as of December 31, 1998. The note bears interest at 10.5% per annum payable monthly and is personally guaranteed by a stockholder of the Company.

6. NOTES PAYABLE—STOCKHOLDERS

    Certain stockholders of the Company have made loans to the Company. The notes have an annual interest rate of 10%, with interest paid monthly. The notes are due on December 31, 1999.

7. STOCK OFFERING

    On November 16, 1998, the Company commenced a private placement stock offering for 650,000 shares of common stock. The offering was successfully concluded on February 8, 1999 with the sale of 650,000 shares and total proceeds to the Company of $1,000,000. The total proceeds of the offering will be used by the Company to fund its operations and other capital needs for the coming year. As of December 31, 1998, 167,000 shares had been sold resulting in net proceeds of $249,856.

8. RESTRICTED SHARE PLAN

    The Company has approved a restricted share plan under which shares of the Company will be granted to officers, employees and directors at the discretion of the Board of Directors. The Company has reserved 775,000 shares for this plan. No shares have been granted as of December 31, 1998.

9. INCOME TAXES

    The components of the net deferred tax asset and liability as of December 31, 1998 are as follows:

Effect of net operating loss carryforward	$108,000
Less valuation allowance	(108,000)

Net deferred tax asset (liability)	$—

    The Company has recorded a valuation allowance in an amount equal to the deferred tax asset resulting from its net operating loss carry forward. The Company believes this to be appropriate due to its status as a development stage company.

    The Company has net operating loss carry forwards of approximately $375,000 at December 31, 1998, which, due to ownership changes, will be limited in annual usage.

10. BUSINESS COMBINATIONS

    On October 6, 1998, the Company completed its acquisition of Real View Systems, Inc. in Columbia, Maryland. As provided under the terms of the merger agreement, Real View Systems, Inc. became a wholly owned subsidiary of the Company and each of the outstanding shares of the common stock of Real View Systems, Inc. was converted into 1.33 shares of the Company's common stock. The Company issued 2,000,000 shares of its common stock in connection with the merger. This acquisition was accounted for as a pooling of interests and all financial statements and financial information contained herein has been restated to include the accounts and results of operations of these companies for all periods presented.

    On February 25, 1999, the Company acquired Xyros Systems, Inc. of Columbia, Maryland, a developer of a computer based system that captures video and audio data from surveillance equipment, transmits and stores it within standard personal computer systems. Under the terms of the merger agreement, each of the 100 shares of Xyros Systems, Inc.'s common stock will be exchanged for 1,500 shares of the Company's common stock. This acquisition is accounted for as a pooling of interests.

VIEW SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS FOR NINE MONTHS

ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998

	September 30, 1999	December 31, 1998
	(unaudited)

ASSETS
CURRENT ASSETS:
Cash	$75,197	$169,899
Accounts receivable	37,770	13,599
Inventory—at lower of cost or market	98,780	4,574
Due from affiliated entities	66,478	3,663

Total current assets	278,225	191,735

PROPERTY AND EQUIPMENT:
Machinery and other equipment	567,392	22,429
Software tools	7,825	10,263

	575,217	32,692
Less accumulated depreciation	131,975	21,580

Net value of property and equipment	443,242	11,112

OTHER ASSETS:
Investment in MediaComm Broadcasting, Inc.—at cost which approximates fair value	28,000	—
Software development costs	58,133	72,223
INTANGIBLE ASSETS—Goodwill, net of accumulated amortization*	478,832	—

TOTAL ASSETS	$1,286,432	$275,070

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	44,412	$30,071
Accrued interest payable	8,250	—
Notes payable—stockholders	287,000	163,000
Note payable—bank	70,709	75,000
Payroll taxes payable	26,467	2,915

Total current liabilities	436,838	270,986

STOCKHOLDERS' EQUITY:
Common stock—par value $.001, 50,000,000 shares authorized, issued and outstanding—6,821,021 (September 30, 1999) and 4,316,667 (December 31, 1998)	6,821	4,317
Additional paid in capital[27]	3,242,839	406,253
Accumulated Deficit	(2,400,066)	(406,486)

Total stockholders' equity	849,594	4,084

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,286,432	$275,070

See accompanying notes.

Includes shares issued in lieu of salaries
*
Goodwill associated with the acquisition of ETMC.

VIEW SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

	1999	1998
	(unaudited)	(unaudited)

REVENUE:
Sales and other income	$153,230	$9,384
Cost of goods sold	141,199	6,161

GROSS PROFIT ON SALES	12,031	3,223

OPERATING EXPENSES:
Amortization	12,384	—
Automobile expenses	214	—
Commissions	200	—
Depreciation	15,415	—
Development salaries	250,000	—
Dues and subscriptions	1,175	—
Insurance	4,961	338
Interest	5,595	2,876
Investor relations	7,094	—
Marketing	148,047	204
Miscellaneous expenses	4,122	730
Office expenses	4,942	1,942
Postage and delivery	3,694	168
Printing and reproduction	5,260	—
Professional fees	291,637	2,519
Rent	7,495	10,716
Repairs and maintenance	10,754	—
Research	—	6,731
Salaries and benefits	474,084	28,336
Taxes	2,393	2,397
Telephone	11,791	1,954
Travel expenses	28,884	359
Utilities	3,363	—

Total expenses	1,293,504	59,270

NET LOSS	$(1,281,473)	$(56,047)

LOSS PER SHARE:
Basic	$(0.19)	$(0.01)

Diluted	$(0.19)	$(0.01)

VIEW SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

	1999	1998
	(unaudited)	(unaudited)

REVENUE:
Sales and other income	$194,491	$26,337
Cost of goods sold	154,068	10,048

GROSS PROFIT ON SALES	40,423	16,289

OPERATING EXPENSES:
Amortization	16,512	—
Automobile expenses	1,435	—
Commissions	1,200	—
Depreciation	22,039	—
Development salaries	250,000
Dues and subscriptions	1,494	—
Insurance	11,156	826
Interest	17,585	4,493
Investor relations	9,905	—
Marketing	156,487	3,023
Miscellaneous expenses	5,782	927
Office expenses	27,232	4,580
Postage and delivery	6,572	394
Printing and reproduction	26,897	—
Professional fees[28]	427,797	12,420
Rent	30,395	25,462
Repairs and maintenance	14,277	—
Research	2,698	9,269
Salaries and benefits	905,541	60,230
Taxes	3,201	5,462
Telephone	18,591	2,536
Travel expenses	66,847	1,340
Utilities	10,360	—

Total expenses	2,034,003	130,962

NET LOSS[29]	$(1,993,580)	$(114,673)

LOSS PER SHARE:
Basic	$(0.36)	$(0.03)

Diluted	$(0.36)	$(0.03)

See accompanying notes.

28 includes shares issued in lieu of salary

29 includes shares issued in lieu of salary

VIEW SYSTEMS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM JANUARY 1, 1998 TO SEPTEMBER 30, 1999

(unaudited)

	Common Stock	Additional Paid-In Capital	Accumulated Deficit

Balance at January 1, 1998 (unaudited)	4,150	$156,570	$(162,928)
Net Loss	—	—	(114,673)

Balance at September 30, 1998 (unaudited)	4,150	156,570	(277,601)
Sale of common stock	167	249,683	—
Net Loss	—	—	(128,884)

Balance at December 31, 1998	4,317	406,253	(406,486)
Sale of common stock	814	1,049,535	—
Redemption of common stock	(199)	(435,101)	—
Issuance of common stock (employee and other compensation)	1,469	1,240,864	—
Issuance of common stock (Eastern Tech acquisition)	250	787,250	—
Issuance of common stock (debt conversion)	170	194,038	—
Net loss	—	—	(1,993,580)

Balance at September 30, 1999 (unaudited)	$6,821	$3,242,839	$(2,400,066)

See accompanying notes.

VIEW SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

	1999	1998
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,993,580)	$(114,673)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,551	—
Employee and other compensation paid through the issuance of common stock	1,242,333	—
Changes in operating assets and liabilities:
Accounts receivable	56,819	—
Inventory	(63,996)	—
Accounts payable	(1,455)	749
Accrued interest payable	8,250	—
Taxes payable	20,202	—
Software development costs	20,490	—

	(672,387)	(113,924)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(26,958)	—
Amounts advanced to/from affiliated entities	(447,792)	3,090
Investment in MediaComm Broadcasting, Inc.	(28,000)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans provided by stockholders	431,068	113,327
Repayment of loans to stockholders	—	—
Repayment of note payable—bank	(4,291)	—
Proceeds from sale of common stock	1,050,349	—
Redemption of stock	(396,781)	—

	1,080,435	113,327

NET DECREASE IN CASH	(94,702)	2,493
CASH AT BEGINNING OF PERIOD	169,899	7

CASH AT END OF PERIOD	$75,197	$2,500

Schedule of noncash investing and financing transactions:
Common stock issued to effect purchase of Eastern Tech Manufacturing, Inc.	$787,500	$—

Debt issued to effect purchase of Eastern Tech Manufacturing, Inc.	$148,184	$—

Common stock issued for conversion of debt	$194,208	$—

Common stock issued for purchase of automobile	$25,125	$—

Common stock redeemed in exchange for receivable	$384,977	$—

Cash paid during the period for:
Interest	$9,335	$—

Income taxes	$—	$—

See accompanying notes.

VIEW SYSTEMS, INC.

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 1999 AND 1999

NOTE 1—General

Basis of Presentation

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1999, are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's report on Form 10-SB/A for the fiscal year ended December 31, 1998.

Reclassification

    Certain amounts for 1998 have been reclassified to conform to the 1999 presentation.

Use of Estimates

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used when accounting for uncollectible accounts receivable, inventory valuation, depreciation and amortization, intangible assets and contingencies, among others. Actual results could vary from those estimates.

NOTE 2—Loss Per Share

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share" the Company is required to present basic and diluted earnings per share (EPS). Basic and fully diluted loss per share has been calculated by the dividing the loss by the weighted average shares outstanding during each of the periods presented.

NOTE 3—Due From Affiliated Entities

    Due from affiliated entities includes amounts due from a member of the Board of Directors and senior management and a company under his control. The amounts due are intended to be repaid during the quarter ending December 31, 1999.

NOTE 4—Intangible Assets

    Intangible assets includes goodwill created by the purchase acquisition of Eastern Tech Manufacturing, Inc. This goodwill is being amortized on a straight-line basis over a ten-year period.

NOTE 5—Notes Payable—Stockholders

    Notes payable—stockholders consists of amounts due to stockholders which management will repay by December 31, 1999.

NOTE 6—Income Taxes

    The Company is in a net operating loss (NOL) carryforward position for book and tax purposes. No tax benefit will be recognized until taxable income is recognized.

NOTE 7—Business Combination

    During the nine months ended September 30, 1999, the Company acquired all of the outstanding stock of ETMC, a closely-held company located in Columbia, Maryland. This business combination was accounted for as a purchase and resulted in the creation of goodwill in the amount of $495,344.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE—ITEM 402

    We have had no change in, or disagreements with, our principal independent accountant during our last two fiscal years.

    We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current only as of its date.

TABLE OF CONTENTS ON

         SHARES

VIEW SYSTEMS, INC.

PROSPECTUS

January 11, 2000

PART II
INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The FBC Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Florida law does not provide for indemnification for (i) an act or omission that involves intentional misconduct or a knowing violation of a law, or (ii) payment of improper distributions. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the FBC Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the director or officer and incurred by the director or officer in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the FBC Act.

    The Company's Articles of Incorporation provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law. The Articles also authorize the board of directors to advance expenses incurred in connection with the defense of any action, suit or proceeding that the director or executive officer was a party to by reason of the fact that he or she is or was an officer or director of the Company and to procure insurance on behalf of such an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him pursuant to our articles of incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, or officers or persons controlling us pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    There is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that would result in a claim for such indemnification.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is a schedule of the estimated expenses to be incurred by the Company in connection with the issuance and sale of the securities being registered hereby, other than underwriting discounts and commissions.

Registration Fee	$2,719
Blue Sky Fees and Expenses	$5,000
Accounting Fees and Expenses	$14,281
Document Prep Consulting Fees	$5,000
Printing Expenses	$12,000
Transfer Agent and Registrar Fees	$1,000

Total	$50,000

RECENT SALES OF UNREGISTERED SECURITIES

    On November 16, 1998, we commenced an offering of common stock at a price of $1.50 per share under Rule 504 of Regulation D promulgated under the Securities Act of 1933. Investors in this offering were provided with a private placement memorandum and each investor executed a subscription agreement, representing, among other things, that the shares were being acquired as an investment for their own accounts, and not with an eye toward distribution or resale. The offering was made to Accredited Investors, within the meaning of Rule 504 of Regulation D, with the exception of one Non-Accredited Investor, Marilyn King, a Florida resident who represented and warranted that she had a preexisting business relationship with the Company and by reason of her business and financial experience, understood the risks of her investment. From November 10, 1998, to February 8, 1999, when we closed the offering, we sold the following amounts of shares to the following individuals: Sue Dardirun, a Florida resident and an Accredited Investor, 40,000 shares; Code Craft Corp., a Bahamas corporation and an Accredited Investor, 100,000 shares; George R. and Carol A Kinney, New Jersey residents and Accredited Investors, 26,667 shares; Martin & Marlene Maassen, Indiana residents and Accredited Investors, 14,000 shares; Martin Maassen, an Indiana resident and an Accredited Investor, 9,000 shares; Chelverton Fund, Ltd., a British corporation and an Accredited Investor, 70,000 shares; Lawrence Seiler, a Maryland resident and an Accredited Investor, 5,000 shares; Michael Bagnoli, a Indiana resident and an Accredited Investor, 10,000 shares; Dan & Edi Connor, Minnesota residents and Accredited Investors, 2,000 shares; Coral Cove Partners, a Florida partnership and an Accredited Investor, 100,000 shares; Ron Guillot, a Colorado resident and an Accredited Investor, 24,750 shares; Martin Maassen, a Indiana resident and an Accredited Investor, 16,000 shares; Stephen McAdams, a North Carolina resident and an Accredited Investor, 10,000 shares; David Barbara, an Indiana resident and an Accredited Investor, 10,000 shares; Bluegrass Securecor, a Bahamas corporation and an Accredited Investor, 110,000 shares; Stateside Investco, a Bahamas corporation and an Accredited Investor, 110,000 shares; Marilyn King, a Florida resident and a Non-Accredited Investor, 1,000 shares; and John Thompson, a California resident and an Accredited Investor, 8,250 shares. In total, we sold 666,667 shares as part of this offering, for a total consideration of $1,000,000. Three of the investors in this offering, Martin Maassen, Michael Bagnoli and David Barbara, subsequently became directors of the Company.

    On February 25, 1999, we acquired all of the issued and outstanding shares of Xyros Systems, Inc., a Maryland corporation, through a share exchange whereby we issued 150,000 of the Company's non-registered, restricted stock to the former shareholders of Xyros in exchange for all of their shares. The former shareholders of Xyros were all Maryland residents. The following shareholders received the following shares in this share exchange: Kenneth C. Weiss, 70,500 shares; the Peterson/Delgado Living Trust, 32,250 shares; David C. Bruggeman, 39,000 shares; Vincent DeCampo, 5,250 shares; and Thomas G. Weiss, 3,000 shares. The shares were issued pursuant to Regulation D and Section 4(2) of the Securities Act of 1933. Subsequent to the acquisition, the Company employed Vincent DeCampo, Thomas G. Weiss and David C. Bruggeman.

    On April 7, 1999, our Board of Directors adopted the View Systems, Inc. 1999 Restricted Share Plan, which Plan, and the agreements under the Plan, were subsequently ratified at a special meeting of shareholders held on August 27, 1999. The Plan provides for the issuance of incentive and compensation shares of common stock to key employees of the Company. From April 7, 1999, to July 20, 1999, we issued 706,000 shares under the plan. In addition to being non-registered, restricted shares pursuant to Rule 144 of the Securities Act of 1933, the shares issued under the plan also contained contractual restrictions, which provided that the shares vested over time according to a schedule set forth in the agreement entered into pursuant to the plan. As of October 1, 1999, 526,000 shares had fully vested under the plan and were freely transferable, to the extent transferable under the Securities laws. The following grants were made to the following employees: Vince DeCampo, Senior Software Engineer, 3,000 shares (2,000 shares fully vested as of 10/1/99); Tom Weiss, Manufacturing Engineer, 3,000 shares (2,000 shares fully vested as of 10/1/99); Gunther Than, President & CEO, 300,000 shares (150,000 shares fully vested as of 10/1/99); Linda Than, Comptroller, 100,000 shares (100,000 shares fully vested as of 10/1/99); Bruce Lesniak, Senior VP Business Development, 140,000 shares (140,000 shares fully vested as of 10/1/99); John Curran, VP of Manufacturing, 12,000 shares (4,000 shares fully vested as of 10/1/99); David Bruggeman, 48,000 shares (28,000 shares fully vested as of 10/1/99); and Andrew Jiranek, 100,000 shares (100,000 shares fully vested as of 10/1/99). These shares were issued under Rule 701 promulgated under the Securities Act of 1933. The shares were issued as compensation and were valued at $.50 per share on the Company's financial statements. Gunther Than and Andrew Jiranek were the only executive officers receiving shares under the plan.

    On May 25, 1999, we acquired all of the stock of ETMC in exchange for the issuance of 250,000 shares of restricted common stock to Lawrence Seiler and cash payments to Lawrence Seiler and/or guaranties of cash payments for the benefit of Larry Seiler. On July 29, 1999, the Company issued 170,000 shares of restricted common stock in exchange for the cancellation of indebtedness it owed to or for the benefit of Lawrence Seiler. In connection with this issuance, the Company agreed to register at its expense 100,000 of these shares. Each share issued on July 29, 1999, cancelled $2.00 worth of indebtedness. These shares were issued under Regulation D. Lawrence Seiler is a Maryland resident and a Sales Manager of ETMC.

    On June 17, 1999, in connection with a consulting engagement agreement, we granted to Columbia Financial Group 200,000 shares of our common stock and five year warrants to purchase a total of 400,000 shares of our common stock at $2.00 per share. The shares of common stock that can be obtained upon exercise of the warrants carry registration rights. Columbia Financial Group provides investment relations services, including direct investor relations and broker-dealer relations services, public relations services, publishing services, advertising services and fulfillment services. Its securities were issued under Section 4(2) of the Securities Act of 1933.

    On July 2, 1999, the Company issued 250,000 shares of restricted common stock and options to purchase 250,000 shares at an exercise price of $2.00 per share to Gunther Than, President, CEO and a Director in connection with the acquisition of ETMC. Mr. Than acquired this stock pursuant to Section 4(2) of the Securities Act of 1933.

    On July 2, 1999, we issued 13,333 shares to Leokadia Than because she exchanged a RealView stock certificate in the amount of 10,000 shares that she had obtained from Keith Bosworth, a former shareholder of RealView Systems, Inc. The Company had agreed to exchange 1.33 of its shares of common stock in exchange for every share of stock of RealView Systems, Inc. Ms. Than acquired this stock pursuant to Regulation D promulgated under the Securities Act of 1933.

    On July 19, 1999, we issued 300,000 shares of restrictive common stock to Gunther Than as consideration under an executive employment agreement he entered into with the Company, in which he agreed to a restrictive, non-compete, non-solicit covenant running to the benefit of the Company. These shares of restrictive common stock were issued under Section 4(2) of the Securities Act of 1933. These shares were issued as compensation and were valued at $.50 per share on the Company's financial statements.

    On August 2, 1999, the Company commenced an offering under Rule 506 of Regulation D promulgated under the Securities Act of 1933. Investors in this offering were provided with a private placement memorandum and each investor executed a subscription agreement, representing, among other things, that the shares were being acquired as an investment for their own accounts, and not with an eye toward distribution or resale. The offering was made to Accredited Investors, within the meaning of Rule 501 of Regulation D. From August 2, 1999, to August 18, 1999, when we closed the offering, we sold the following amounts of shares to the following individuals: Gus and Anita Mastracci, Maryland residents, 1,000 shares; Michael L. Bagnoli, Indiana resident, 20,000 shares; Martin J. Maassen, Indiana resident, 111,000 shares. Two of the three investors in this offering, Michael L. Bagnoli and Martin J. Maassen are members of our board of directors.

    On October 29, 1999, we issued 100,000 shares to two accredited Maryland resident investors who are working for Columbia Financial Group, our investment relations firm. These investors, Jim Price and Tim Rieu, purchased 50,000 shares each for $1.00 per share and executed subscription agreements. As condition of their subscription for shares, we agreed to register their shares in our next registered offering under the Securities Act of 1933. These securities were issued under Section 4(2) of the Securities Act of 1933. Also, on October 29, 1999, we agreed to issue 200,000 shares to Leokadia Than in exchange for satisfaction of loan indebtedness of $210,000 ($177,000 in principal loans, plus $33,000 in accrued interest). As part of Leokadia Than's subscription agreement, we agreed to register 50,000 shares in our next registered offering under the Securities Act of 1933. These securities were issued under Section 4(2) of the Securities Act of 1933.

    On November 11, 1999, we commenced an offering of securities under Rule 506 of Regulation D of the Securities Act of 1933. Each investor was given a Private Placement Memorandum prior to acceptance of any subscription in the offering and each executed a subscription agreement, representing, among other things, that the shares are being acquired for investment purposes only. We sold 285,727 shares at a price of $1.75 per share, for total sales proceeds of $500,026 to the Company. As a condition of investment in this offering, we agreed to register the shares purchased by investors in our next registered offering under the Securities Act of 1933. In this offering, we sold the following amounts of shares to the following individuals: Jim & Dotty Burg, Wisconsin residents (10,000 shares); Jim McDaniel, Nevada residents (1,200 shares); Steve Viel, Nevada resident (1,200 shares); Richard Carey, Nevada resident (1,200 shares); Thomas Fuselier, Colorado resident (5,714 shares); Scott Fuselier, Colorado resident (5,714 shares); Michael Bagnoli, Indiana resident (20,000 shares); John Thompson, California resident (20,000 shares); Jeung Hee Hwang, Korean resident (17,000 shares); Gary Bray, Illinois resident (5,000 shares); John Gilroy, Wisconsin resident (3,700 shares); John May, Wisconsin resident (10,000 shares); Joel Konicek (50,000 shares); Victor & Eileen Gruchalski, Wisconsin residents (5,000 shares); Keith & Debra Company, California residents (5,000 shares); Gordon Ray Kemmerling, Wisconsin resident (7,000 shares); Lisa Hedman, Florida resident (571 shares), Eleanore Hendricks, Wisconsin resident (5,000 shares); Jeffrey Grahl, Wisconsin resident (5,000 shares); Jane Emmanuele, Wisconsin resident (10,000 shares); Marie Lesniak, Illinois resident (6,000 shares); Keith Burg, Wisconsin resident (5,000 shares); Cynthia & David Gruchalski, Wisconsin residents (5,000 shares); Mark & Mary Gordman, Missouri residents (750 shares); Ed & Cindy Lesniak, Mississippi residents (3,164 shares); Seth Lesniak, Mississippi resident (1,514 shares); Mark & Molly Michaels, Illinois residents (6,000 shares); Paul & Barbara Knoebel, Wisconsin residents (20,000 shares); Gerald Klamrowski, Wisconsin resident (40,000 shares); Bruce Lesniak/American Home Systems, Wisconsin resident (10,000 shares). Each investor was either an accredited investor within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, or determined to be suitable, with each investor representing that he/she had the requisite sophistication and knowledge to evaluate the investment. We closed this offering on January 8, 2000.

    On December 9, 1999, in connection with 2 consulting agreements, we granted 5 year warrants to purchase shares of our common stock at $2.00 per share. The warrants were granted to Tom Cloutier, a California resident (44,000 shares), and Guy Parr, a Maryland resident (10,000 shares) and carried registration rights. The shares were issued under Section 4(2) of the Securities Act of 1933.

    On January 10, 2000, we commenced an offering of securities pursuant to Rule 506 of Regulation D of the Securities Act of 1933. This offering is being made only to persons who would be qualified institutional buyers for purposes of Rule 144A of the Securities Act of 1933 and a limited number of large institutional accredited investors. We have agreed to register all shares sold in this offering for resale in our next registered offering pursuant to the Securities Act of 1933. We have not made any sales in this offering yet.

EXHIBITS
Index of Exhibits

    2.1 View Systems, Inc. Acquisition Agreement and Plan of Reorganization With RealView Systems, Inc.

    2.2 View Systems, Inc. Acquisition Agreement and Plan of Reorganization With Xyros Systems, Inc.

    2.3 View Systems, Inc. Acquisition Agreement and Plan of Reorganization With ETMC.

    2.4 Letter of Intent to Form Joint Venture Corporation Between Netserv Caribbean, Ltd. and View Systems, Inc.

    3.1 Articles of Incorporation and all Articles of Amendment of View Systems, Inc.

    3.2 By-Laws of View Systems, Inc..

    4.1 Agreement with Columbia Financial Group Granting Warrants and Stock and Granting Piggyback Registration Rights.

    4.2 Form of Subscription Agreement For 8/8/99 Rule 505 (Amended to Be Rule 506) Offering and Terms of Offering Pages From Private Placement Memorandum, Dated August 8, 1999, Describing Rights of Subscribers.

    4.3 Form of Subscription Agreement For 11/11/99 Rule 506 Offering and Terms of Offering Pages From Private Placement Memorandum, Dated November 11, 1999, Describing Rights of Subscribers.

    4.4 Subscription Agreement Between View Systems, Inc. and Lawrence Seiler for 170,000 Shares, Granting Registration Rights to 100,000 Shares.

    4.5 Lock-Up Agreement With Lawrence Seiler.

    4.6 Consulting Agreement with Tom Cloutier Granting Warrants and Registration Rights

    4.7 Consulting Agreement with Guy Parr Granting Warrants and Registration Rights

    4.8 Form of Stock Certificate.

    4.9 Consulting Agreement with Magnum Worldwide Investments, Ltd.

    4.10 Escrow Agreement with Bank For Proceeds of Offering (To Be Provided By Amendment)

    4.11 Subscription Agreement Between View Systems, Inc. and Leokadia Than

    4.12 Form of Subscription Agreement Between View Systems, Inc. and Jim Price and Tim Rieu

    5. Opinion of Woodford & Martien, P.C. Regarding Legality.

    10.1 View Systems, Inc. Employment Agreement with Gunther Than

    10.2 View Systems, Inc. Employment Agreement with Andrew L. Jiranek

    10.3 View Systems, Inc. Engagement Agreement with Bruce Lesniak

    10.4 View Systems, Inc. Employment Agreement with David Bruggeman

    10.5 Eastern Tech Mfg. Corp. Employment Agreement with John Curran

    10.6 Lease Agreement Between View Systems, Inc. and Lawrence Seiler

    10.7 Stock Redemption Agreement, dated May 27, 1999, Between View Systems, Inc. and Gunther Than

    10.8 Stock Redemption Agreement, dated September 30, 1999, Between View Systems, Inc. and Gunther Than

    10.9 View Systems, Inc. 1999 Restricted Share Plan

    10.10 Restricted Share Agreement with Bruce Lesniak (Lesniak & Associates)

    10.11 Restricted Share Agreement with John Curran

    10.12 Restricted Share Agreement with David Bruggeman

    10.13 Restricted Share Agreement with Gunther Than

    10.14 Restricted Share Agreement with Andrew Jiranek

    10.15 Restricted Share Agreement with Linda Than

    10.16 View Systems, Inc. 1999 Employee Stock Option Plan

    10.17 Non-qualified Stock Option Agreement with Gunther Than

    10.18 Non-qualified Stock Option Agreement with Andrew Jiranek

    10.19 Qualified Stock Option Agreement with Gunther Than

    10.20 Qualified Stock Option Agreement with Andrew Jiranek

    10.21 Promissory Notes from Xyros Systems, Inc. to Ken Weiss

    10.22 Promissory Notes from Xyros Systems, Inc. to Hal Peterson

    10.23 Loan Agreement Between Xyros Systems, Inc. and Columbia Bank

    10.24 Letter From Columbia Bank Extending Term of Loan

    13.1 10Q-SB for Third Quarter, 1999 (Incorporated By Reference To Earlier Filing)

    21. Subsidiaries of Registrant.

    23.1 Consent of Stegman & Company

    23.2 Consent of Katz, Abosch, Windesheim, Gershman & Freedman, P.A.

    27 Financial Data Schedule.

UNDERTAKINGS

A.
Supplementary and Periodic Information, Documents and Reports.

    Subject to the terms and conditions of the Securities Exchange Act of 1934, as amended, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority in that Section.

B.
Provisions for Certificates.

    The undersigned Registrant hereby undertakes to provide at the closing, certificates in such denominations and registered in such names as required for prompt delivery to each purchaser.

C.
Indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.
Undertakings Pursuant to Rule 430A.

    For the purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the Prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

    For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on behalf of the undersigned in the City of Columbia, Maryland, on January 11, 2000.

                      View Systems, Inc.

                      By:

                      Gunther Than,
                      President, CEO
                      and Bd. Chairman

                      Martin Maassen,
                      Director

                      Michael Bagnoli,
                      Director

                      David Barbara,
                      Director

                      Andrew L. Jiranek,
                      Vice President, Secretary
                      & General Counsel

                      Linda Than,
                      Comptroller